 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-299574
PROSPECTUS
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
Offer to Exchange
New 7.087% Senior Secured Notes due 2038 for any and all outstanding 7.087%
Senior Secured Notes due 2038
New 7.337% Senior Secured Notes due 2041 for any and all outstanding 7.337%
Senior Secured Notes due 2041

•
This exchange offer expires at 5:00 p.m., New York City time, on December 7, 2026, unless extended.

•
No public market currently exists for the Original Notes or the New Notes (each as defined herein). We do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

Charter Communications Operating, LLC (“CCO” or the “Company”) and Charter Communications Operating Capital Corp. (“CCO Capital” and, together with CCO, the “Issuers”) hereby offer to exchange:
(i)   up to $1,742,213,000 aggregate principal amount of 7.087% Senior Secured Notes due 2038 (the “New 2038 Notes”), the offer and sale of which have been registered under the Securities Act, for any and all of their outstanding unregistered 7.087% Senior Secured Notes due 2038 (the “Original 2038 Notes”); and
(ii)   up to $1,663,288,000 aggregate principal amount of 7.337% Senior Secured Notes due 2041 (the “New 2041 Notes” and, together with the New 2038 Notes, the “New Notes”), the offer and sale of which have been registered under the Securities Act, for any and all of their outstanding unregistered 7.337% Senior Secured Notes due 2041 (the “Original 2041 Notes” and, together with the Original 2038 Notes, the “Original Notes”), in each case pursuant to the terms and conditions set forth in this prospectus and in the accompanying letter of instruction (which together constitute the “Exchange Offers”).
The Exchange Offers are only being made for those Original Notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by the CUSIP Nos. 161175CU6, U16109BD8, 161175CV4 and U16109BE6. The terms of the New Notes are identical in all material respects to those of the Original Notes, except for certain transfer restrictions and registration rights relating to the Original Notes. The New Notes will be issued pursuant to, and entitled to the benefits of our base indenture, dated as of July 23, 2015, by and among the Issuers, CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Base Indenture”), as supplemented by a supplemental indenture, to be dated as of the Issue Date by and among the Issuers, the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, “Trustee”) and collateral agent (in such capacity, “Collateral Agent”) (together with the Base Indenture, the “Indenture”).
The Issuers’ obligations under the Original Notes are, and their obligations under the New Notes will be, fully and unconditionally guaranteed, jointly and severally, (i) on a senior secured basis by each of CCO’s subsidiaries that issues or guarantees any Equally and Ratably Secured Indebtedness (collectively, the “Subsidiary Guarantors”) and (ii) on a senior unsecured basis by CCO Holdings, LLC (“CCO Holdings” and, together with the Subsidiary Guarantors, the “Note Guarantors”). The guarantees of the New Notes (the “Note Guarantees”) are being registered under the Securities Act together with the New Notes and will be issued in exchange for the guarantees of the Original Notes. The terms of the New Notes and the Note Guarantees will be substantially identical to the terms of the Original Notes and the related guarantees, except that the New Notes and Note Guarantees will be registered under the Securities Act and will not be subject to transfer restrictions, registration rights or Special Interest (as defined herein) provisions.

You should carefully consider the risk factors beginning on page 12 of this prospectus before deciding whether or not to participate in the exchange offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 4, 2026.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION
CCO Holdings files annual, quarterly, current reports and other information with the Securities and Exchange Commission (“SEC”). We are incorporating by reference certain information CCO Holdings filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings made with the SEC under Section 13 or 15(d) of the Exchange Act (excluding any information furnished but not filed) prior to the termination of this offering:
•
CCO Holdings’ Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on January 30, 2026 (the “Annual Report”);

•
CCO Holdings’ Current Reports on Form 8-K as filed with the SEC on January 6, 2026, January 14, 2026, January 22, 2026, January 28, 2026, February 25, 2026, April 23, 2026, May 19, 2026, July 23, 2026, August 3, 2026, August 12, 2026, August 18, 2026, August 20, 2026, August 24, 2026, August 26, 2026, August 31, 2026, October 13, 2026 and October 27, 2026 (in each case excluding any information furnished but not filed); and

•
CCO Holdings’ Quarterly Reports on Form 10-Q as filed with the SEC on April 24, 2026 and July 24, 2026 (the “Quarterly Reports”).

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. These SEC filings are available to the public at the SEC’s website at www.sec.gov. In addition, our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (ir.charter.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
Charter Communications, Inc.
400 Washington Blvd.
Stamford, Connecticut 06902
Attention: Investor Relations
Telephone: (203) 905-7801

i

In order to ensure timely delivery, holders must request the information from us no later than ten business days before the Expiration Date.
WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE HEREIN. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.
YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE DEBT SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” in Part I, Item 1A of our most recent Form 10-K filed with the SEC. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “future,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, in our annual report on Form 10-K, and in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:
•
our ability to sustain and grow revenues and cash flow from operations by offering Internet, mobile, video, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite (“DBS”) operators, wireless and satellite broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers and providers of video content over broadband Internet connections;

•
general business conditions, unemployment levels and the level of activity in the housing sector and economic uncertainty or downturn;

•
our ability to develop and deploy new products and technologies including consumer services and service platforms;

•
any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•
the effects of governmental regulation on our business including subsidies to consumers, subsidies and incentives for competitors, costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us;

•
our ability to procure necessary services and equipment from our vendors in a timely manner and at reasonable costs including in connection with our network evolution and rural construction initiatives;

•
our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents and distribution requirements);

•
the ability to hire and retain key personnel;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to achieve the cost synergies and growth opportunities contemplated by the Cox Transactions;

•
our ability to promptly, efficiently and effectively integrate acquired operations;

•
changes in Charter or Legacy Cox operations’ businesses, future cash requirements, capital requirements, results of operations, revenues, financial condition and/or cash flows;

•
disruption in our business relationships as a result of the Cox Transactions; and

•
the increase in indebtedness as a result of the Cox Transactions and the Liberty Broadband Transaction, which will increase interest expense and may decrease our operating flexibility.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

CERTAIN DEFINITIONS
When used in this prospectus (other than the section “Description of New Notes”), the following capitalized terms have the meanings set forth below:
“CCO” means Charter Communications Operating, LLC, a Delaware limited liability company.
“CCO Capital” means Charter Communications Operating Capital Corp., a Delaware corporation.
“CCO Holdings” means CCO Holdings, LLC, a Delaware limited liability company.
“CCO Holdings Capital” means CCO Holdings Capital Corp., a Delaware corporation.
“Charter” means Charter Communications, Inc., a Delaware corporation.
“Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company.
“Cox Communications” means Cox Communications, LLC, a Delaware limited liability company, and its subsidiaries.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 26, 2019, as amended by Amendment No. 1 on October 24, 2019, as amended by Amendment No. 2 on May 26, 2022, as amended by Amendment No. 3 on February 10, 2023, as amended by Amendment No. 4 on March 23, 2023, as amended by Amendment No. 5 on December 7, 2023, as amended by Amendment No. 6 on December 3, 2024, and as amended by Amendment No. 7 on May 6, 2026 by and among CCO Holdings, LLC, a Delaware limited liability company, as holdings, Charter Communications Operating, LLC, a Delaware limited liability company, as the borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Equally and Ratably Secured Indebtedness” means all Indebtedness For Borrowed Money of an Issuer or a Material Subsidiary of CCO that is secured by any Lien on any assets of CCO or any of its Material Subsidiaries that is not a Permitted Lien.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing Cox Notes” means the previously issued debt securities of Cox Communications outstanding on the date hereof.
“Existing Secured Notes” means the previously issued debt securities of the Issuers outstanding on the date hereof.
“Existing TWC Notes” means any debt securities of Time Warner Cable, LLC or any of its Subsidiaries (other than debt securities held by Time Warner Cable, LLC or any of its Subsidiaries) outstanding on the Issue Date.
“GAAP” means generally accepted accounting principles in the United States which are in effect on July 23, 2015; provided that at any time after the Issue Date, the Issuers may elect to establish that GAAP shall mean the GAAP as in effect on a date that is on or after the Issue Date and on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Issuers to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to our election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that we may only make such election if they also elect to report any subsequent financial reports required to be made by us, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the holders.
If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in the Indenture (an “Accounting Change”), then the Issuers may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.
“Grantors” means the Issuers and the Subsidiary Guarantors.
“Guarantee” means, (i) when used as a noun, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money or other obligations, and (ii) when used as a verb, to enter into a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money.
“holder” means the Person in whose name a New Note or Original Note, as applicable, is registered on the registrar’s books.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.
“Issuers” means, collectively, CCO and CCO Capital.
“TWC” means Time Warner Cable, LLC, a Delaware limited liability company.
“TWCE” means Time Warner Cable Enterprises LLC, a Delaware limited liability company.

v

SUMMARY
This summary highlights information included or incorporated by reference in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference; Additional Information” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”
CCO Holdings is a direct subsidiary of CCH I Holdings, LLC, which is an indirect subsidiary of Charter Communications, Inc. (“Charter”). CCO Holdings is a holding company with no operations of its own and CCO and CCO Capital are direct, wholly owned subsidiaries of CCO Holdings. CCO is a holding company with no operations of its own, and CCO Capital is a company with no operations of its own and no subsidiaries. CCO Holdings and its direct and indirect subsidiaries, including CCO and its direct and indirect subsidiaries as well as CCO Capital, are managed by Charter. The Subsidiary Guarantors are direct and indirect subsidiaries of CCO. For a chart showing our current ownership structure, see page 4.
Charter is a holding company with no operations of its own whose principal asset is a controlling equity interest in Charter Communications Holdings, LLC and an indirect owner of CCO under which all of the operations reside. Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of CCO Holdings and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of June 30, 2026.
The terms “we,” “us” and “our,” as used in this prospectus, refer to CCO and its direct and indirect subsidiaries on a consolidated basis.
Our Corporate Information
Our principal executive offices are located at 400 Washington Boulevard, Stamford, Connecticut 06902. Our telephone number at that location is (203) 905-7801, and we have a website accessible at ir.charter.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on Charter’s website free of charge as soon as reasonably practicable after they have been filed. The information posted on Charter’s website is not incorporated into, and is not part of, this prospectus.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFERS
The following is a brief summary of certain terms of the Exchange Offers. It may not contain all the information that is important to you. For additional information regarding the Exchange Offers and the New Notes, see “The Exchange Offers” and “Description of New Notes.”
Original Notes
7.087% Senior Secured Notes due 2038 and 7.337% Senior Secured Notes due 2041, each issued by us in August 2026 and which are identified by the CUSIP Nos. as follows: for the Original 2038 Notes, 161175CU6 and U16109BD8; and, for the Original 2041 Notes, 161175CV4 and U16109BE6.
New Notes
7.087% Senior Secured Notes due 2038 and 7.337% Senior Secured Notes due 2041, the issuance of which will be registered under the Securities Act.
Exchange Offers
We are offering to issue registered New 2038 Notes and New 2041 Notes in exchange for a like principal amount, like interest rate and maturity and like denomination of the Original 2038 Notes and Original 2041 Notes, respectively. We are offering to issue these registered New Notes to satisfy our obligations under the Registration Rights Agreement (as defined herein) that we entered into when we issued the Original Notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your Original Notes for exchange by following the procedures described under the caption “The Exchange Offers.”
The Original Notes are, and the New Notes will be, guaranteed by the Note Guarantors. In the Exchange Offers, the Note Guarantees of the New Notes will be issued in exchange for the guarantees of the Original Notes tendered and accepted. The Issuers and the Note Guarantors are each party to the Registration Rights Agreement and are jointly obligated to conduct the Exchange Offers.
Expiration Date; Withdrawal
The Exchange Offers will expire at 5:00 p.m., New York City time, on December 7, 2026, which is within 21 business days after this registration statement is declared effective, unless we extend it. If you decide to exchange your Original Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes (which acknowledgment will be made through the agent’s message transmitted through ATOP (as defined herein)). You may withdraw any Original Notes that you tender for exchange at any time prior to the Expiration Date. If we decide for any reason not to accept any Original Notes you have tendered for exchange, those Original Notes will be returned to you without cost promptly after the expiration or termination of the Exchange Offers. See “The Exchange Offers — Terms of the Exchange Offers” for a more complete description of the tender and withdrawal provisions.
Accrued and Unpaid Interest
Interest on the New Notes will accrue from the last interest payment date on which interest was paid or duly provided for on the Original Notes surrendered in exchange therefor or, if no interest has been paid on such Original Notes, from the first date Original Notes of such series were issued. The holders of the Original Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Original Notes from the last interest payment date on which interest was paid or duly provided for on such Original Notes to the date of issuance of the New Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the New Notes. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The New Notes are denominated in U.S. Dollars and all payments of principal and interest thereon will be paid in U.S. Dollars.
Conditions to the Exchange
Offers
The Exchange Offers and our obligation to accept Original Notes are subject to a number of conditions, including, without limitation, the conditions described further under “Conditions of the Exchange Offers”. Other than the federal securities laws, we are not subject to federal or state regulatory requirements in connection with the exchange offer.
Each Exchange Offer is a separate offer and, subject to applicable law, may be amended, extended, terminated or withdrawn, without also amending, extending, terminating or withdrawing any of the other Exchange Offers at any time and for any reason, including if any of the conditions described under the “Conditions of the Exchange Offers” are not satisfied or waived by the Expiration Date. See “Conditions of the Exchange Offers.”
Extensions, Termination or Amendments
We may extend, in our sole discretion, the Expiration Date with respect to any or all of the Exchange Offers, subject to applicable law. We reserve the right, in our sole discretion and with respect to any or all of the Exchange Offers, subject to applicable law, to (i) delay accepting any Original Notes, extend the applicable Exchange Offer or terminate such Exchange Offer and not accept any Original Notes pursuant thereto and (ii) amend, modify or waive in part or whole, at any time, or from time to time, the terms of such Exchange Offer if any conditions to consummation of such Exchange Offer, in each case subject to applicable law. In the event that an Exchange Offer is terminated or otherwise not completed prior to its Expiration Date, no consideration will be paid or become payable to holders who have tendered their Original Notes pursuant to such Exchange Offer. In any such event, Original Notes previously tendered pursuant to such Exchange Offer will be promptly returned to the tendering holders. See “The Exchange Offers — Terms of the Exchange Offers.”
Certain U.S. Federal Income Tax Considerations
The exchange of Original Notes for New Notes in the Exchange Offers should not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”
Exchange Agent and Information Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed the exchange agent (in such capacity, the “Exchange Agent”) and the information agent (in such capacity, the “Information Agent”) for the Exchange Offers.
The addresses and telephone numbers of the Exchange Agent and the Information Agent appear on the back cover of this prospectus.
Use of Proceeds
We will not receive any proceeds from the Exchange Offers.
Consequences of Not Exchanging Original Notes for New
Notes
Original Notes acquired in the Exchange Offers will be retired and cancelled. Original Notes not acquired in the Exchange Offers will remain outstanding obligations of the Issuers.

To the extent that any Original Notes remain outstanding after completion of the Exchange Offers, any existing trading market for each series of remaining Original Notes may become less liquid. The smaller outstanding principal amount may make the trading prices of the remaining Original Notes more volatile. Consequently, the liquidity, market value and price volatility of the Original Notes that remain outstanding may be materially and adversely affected.
For a description of other consequences of failing to tender your Original Notes pursuant to the Exchange Offers, see “Risk Factors — Risks Related to the Exchange Offers — The liquidity of the Original Notes that are not exchanged will be reduced.”
Consequences of Exchanging your Original Notes
Except as indicated in this prospectus, we believe that the New Notes will be freely transferable by holders other than our affiliates after the Exchange Offers without further registration under the Securities Act if:
•
you are acquiring the New Notes in the ordinary course of your business;

•
you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes; and

•
you are not an affiliate of the Issuers or any Note Guarantor.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties that are not related to us. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the New Notes. If this interpretation is inapplicable, and you transfer any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.
Each broker-dealer that is issued New Notes for its own account in exchange for Original Notes that were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of the New Notes. See “Plan of Distribution.”
No Recommendation
None of the Issuers, the Note Guarantors, the Exchange Agent, the Information Agent, the trustees with respect to the Original Notes or the New Notes or any affiliate of any of them makes any recommendation as to whether any holder of Original Notes should tender or refrain from tendering all or any portion of the principal amount of such holder’s Original Notes for New Notes in the Exchange Offers. No one has been authorized by any of them to make such a recommendation.

SUMMARY OF THE NEW NOTES
Issuers
Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.
Notes Offered
•
$1,742,213,000 aggregate principal amount of 7.087% Senior Secured Notes due 2038 (CUSIP: 161175CU6 and U16109BD8)

•
The New 2038 Notes will mature on September 1, 2038.

•
$1,663,288,000 aggregate principal amount of 7.337% Senior Secured Notes due 2041 (CUSIP: 161175CV4 and U16109BE6)

Maturity
•
The New 2041 Notes will mature on September 1, 2041.

Interest Payment Dates
•
Interest on the New 2038 Notes will be paid on March 1 and September 1 of each year, beginning on March 1, 2027. Interest on the New 2038 Notes offered hereby will accrue from the date of first issuance of the New 2038 Notes.

•
Interest on the New 2041 Notes will be paid on March 1 and September 1 of each year, beginning on March 1, 2027. Interest on the New 2041 Notes offered hereby will accrue from the date of first issuance of the New 2041 Notes.

Forms and Terms
The form and terms of the New Notes will be the same as the form and terms of the Original Notes except that:
•
the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

•
you will not be entitled to any exchange or registration rights with respect to the New Notes and the New Notes will not provide for additional interest (including Special Interest) in connection with registration defaults.

The New Notes will evidence the same debt as the Original Notes. They will be entitled to the benefits of the indenture governing the Original Notes and will be treated under the indenture as a single class with the Original Notes.
Guarantees
The New Notes will be guaranteed (the “Note Guarantees”) by (i) all of our subsidiaries that issue or guarantee any Equally and Ratably Secured Indebtedness (collectively, the “Subsidiary Guarantors”); and (ii) CCO Holdings (together with the Subsidiary Guarantors, the “Note Guarantors”).
Each Subsidiary Guarantor’s obligation to guarantee the New Notes will be released at such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligations under its Note Guarantee will cease to, or at such time does not, guarantee any Equally and Ratably Secured Indebtedness.

The Note Guarantees will be:
•
senior obligations of the Note Guarantors;

•
pari passu in right of payment with all existing and future senior indebtedness of the Note Guarantors (including guarantees of obligations under the Credit Agreement, the Existing Secured Notes, the Existing Cox Notes and the Existing TWC Notes);

•
with respect to the Note Guarantees of the Subsidiary Guarantors, secured by liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing Cox Notes, the Existing TWC Notes, the Existing Secured Notes or guarantees thereof and any other first lien obligations, subject to certain permitted liens;

•
with respect to CCO Holdings’ Note Guarantee, unsecured and effectively junior to any secured indebtedness of CCO Holdings to the extent of the value of the collateral securing such indebtedness;

•
with respect to the Note Guarantees of the Subsidiary Guarantors, effectively senior to all existing and future unsecured indebtedness of the Subsidiary Guarantors and any future indebtedness of the Subsidiary Guarantors secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Note Guarantees of the Subsidiary Guarantors;

•
with respect to the Note Guarantees of the Subsidiary Guarantors, structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Subsidiary Guarantors that does not guarantee the New Notes; and

•
senior in right of payment to all existing and future subordinated obligations of the Note Guarantors.

Ranking
The New Notes will be:
•
senior obligations of CCO and CCO Capital;

•
pari passu in right of payment with all existing and future senior indebtedness of the Issuers, including obligations under the Credit Agreement, our guarantees of the Existing TWC Notes, the Existing Cox Notes and the Existing Secured Notes;

•
secured by liens on the Collateral (as defined in the “Description of New Notes”) on an equal and ratable basis with the obligations under the Credit Agreement, the Existing TWC Notes, the Existing Cox Notes, the Existing Secured Notes and any other first lien obligations, subject to certain permitted liens and effectively equal with such obligations to the extent of the value of the Collateral;

•
effectively senior to all existing and future unsecured indebtedness of CCO and CCO Capital and any future indebtedness of CCO and CCO Capital secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the New Notes;
•
structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of CCO and CCO Capital that does not guarantee the New Notes; and

•
senior in right of payment to all existing and future subordinated obligations of CCO and CCO Capital.

As of June 30, 2026, the total principal amount of debt of CCO and its subsidiaries totaled approximately $67.1 billion.
Optional Redemption
The Issuers may redeem some or all of the New 2038 Notes at any time prior to June 1, 2038 at a price equal to 100% of the principal amount of the New 2038 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium specified under “Description of New Notes — Optional Redemption.”
The Issuers may redeem some or all of the New 2038 Notes at any time on or after June 1, 2038 at a price equal to 100% of the principal amount of the New 2038 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus. There is no sinking fund for the New 2038 Notes.
The Issuers may redeem some or all of the New 2041 Notes at any time prior to June 1, 2041 at a price equal to 100% of the principal amount of the New 2041 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium specified under “Description of New Notes — Optional Redemption.”
The Issuers may redeem some or all of the New 2041 Notes at any time on or after June 1, 2041 at a price equal to 100% of the principal amount of the New 2041 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus. There is no sinking fund for the New 2041 Notes.
Restrictive Covenants
The indenture governing the New Notes, among other things, restricts our ability and the ability of certain subsidiaries to:
•
grant liens; and

•
sell all or substantially all of their assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications as described under “Description of New Notes —  Certain Covenants.”
Security
The New Notes and the Note Guarantees will be secured by a pari passu first lien security interest, subject to permitted liens, in our and the Subsidiary Guarantors’ assets that secure the obligations under the Credit Agreement, the Existing Secured Notes, the Existing TWC Notes and the Existing Cox Notes. The New Notes will share equally in the collateral securing the obligations under the Credit Agreement, the Existing Secured Notes, the Existing Cox Notes and the Existing TWC Notes. To the extent the collateral agent for the lenders under the Credit Agreement releases any liens in connection with foreclosure on or other exercise of remedies with respect to the Collateral, the liens on such Collateral securing the New Notes and the Note Guarantees and all other Equally and Ratably Secured Indebtedness will also be released. In addition, if the liens on any Collateral securing the Credit Agreement are released, all of the liens on such Collateral securing the New Notes will also be released to the extent that the liens on such Collateral securing all other Equally and Ratably Secured Indebtedness will also be released. See “Description of New Notes — Collateral.”
Intercreditor Agreement
The collateral agent for the lenders under the Credit Agreement and the Existing TWC Notes and the collateral agent for the New Notes and the Existing Secured Notes are subject to a pari passu intercreditor agreement as to the relative priorities of their respective security interests in the Collateral and certain other matters relating to the administration of such security interests (the “Intercreditor Agreement”). See “Description of New Notes —  Collateral.”
No Prior Market
There is currently no existing market for the New Notes. The Issuers do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for any quotation system to quote them.
Risk Factors
You should carefully consider the risk factors set forth under the caption “Risk Factors” in this prospectus and in the Annual Report, the Quarterly Reports and the other information included in this prospectus or incorporated by reference herein.
For additional information regarding the New Notes, see “Description of New Notes.”

SUMMARY RISK FACTORS
Risks Related to the Exchange Offers
•
The Exchange Offers may be cancelled, delayed or changed.

•
You should not tender any Original Notes that you do not wish to have accepted for exchange by us.

•
The liquidity of the Original Notes that are not exchanged will be reduced.

•
We may repurchase any Original Notes that are not tendered or accepted for exchange in the Exchange Offers in future transactions on terms that are more favorable to the holders of the Original Notes than the terms of the Exchange Offers, and we may incur additional secured indebtedness to finance such repurchases.

•
You may not receive New Notes in the Exchange Offers if the procedures for the Exchange Offers are not followed.

•
If we consummate the Exchange Offers, existing ratings for our Original Notes remaining outstanding following completion of the Exchange Offers may not be maintained.

Risks Related to the New Notes and our Indebtedness
•
We have a significant amount of debt and expect to incur significant additional debt, including secured debt, in the future, which could adversely affect our financial condition and our ability to react to changes in our business.

•
The agreements and instruments governing our debt contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity.

•
The New Notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions.

•
Certain actions in respect of defaults taken under the indenture governing the New Notes by beneficial owners with short positions in excess of their interests in the New Notes will be disregarded.

•
The New Notes and each Note Guarantee will be structurally subordinated to present and future liabilities of non-guarantor subsidiaries of CCO.

•
Holders of the New Notes will not control decisions regarding the Collateral.

•
Rights of the holders of the New Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.

•
The ability of the collateral agent to realize upon the capital stock securing the New Notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.

•
Certain assets are excluded from the Collateral securing the New Notes.

•
It may be difficult to realize the value of the FCC license rights pledged to secure the New Notes.

•
The Collateral is subject to casualty risks.

•
We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the New Notes and the Note Guarantees.

•
Security interests over certain Collateral may not be in place by the issue date of the New Notes or may not be perfected by the issue date of the New Notes. Creation or perfection of such security interests after the issue date of the New Notes increases the risk that the liens granted by those security interests could be avoided.

•
The imposition of certain permitted liens could materially adversely affect the value of the Collateral.

•
Each Note Guarantee will be subject to certain limitations on enforcement and may be limited by applicable laws or subject to certain defenses that may limit its validity and enforceability.

•
Any future pledge of Collateral or Note Guarantee provided after the New Notes are issued might be avoided by a trustee in bankruptcy.

•
Rights of the holders of the New Notes in the Collateral securing the New Notes may be adversely affected by bankruptcy proceedings and the holders of the New Notes may not be entitled to post-petition interest in any bankruptcy proceeding.

•
CCO and CCO Holdings are holding companies and will depend on subsidiaries, including non-guarantor subsidiaries, to satisfy their respective obligations under the New Notes and CCO Holdings’ Note Guarantee.

•
Changes in our credit rating could adversely affect the market price or liquidity of the New Notes.

•
There is currently no public market for the New Notes offered hereby, and an active trading market for the New Notes offered hereby may not develop. The failure of a market to develop for the New Notes offered hereby could adversely affect the liquidity and value of the New Notes offered hereby.

•
If we fail to satisfy our registration obligations under the Registration Rights Agreement, Special Interest will accrue on the Original Notes.

Risks Related to Our Business
•
We operate in a very competitive business environment, which affects our ability to attract and retain customers and can adversely affect our business, operations and financial results.

•
Various events could disrupt or result in unauthorized access to our networks, information systems or properties and could impair our operating activities and negatively impact our reputation and financial results.

•
We depend on third-party service providers, suppliers and licensors; thus, if we are unable to procure the necessary services, equipment, software or licenses on reasonable terms and on a timely basis, our ability to offer services could be impaired, and our growth, operations, business, financial results and financial condition could be materially adversely affected.

•
Any failure to respond to technological developments and meet customer demand for new products and services could adversely affect our ability to compete effectively.

•
Our business may be adversely affected if we cannot continue to license or enforce the intellectual property rights on which our business depends.

•
We may not have the ability to pass on to our customers all of the increases in programming costs, which could adversely affect our cash flow and operating margins.

•
Issues related to the development and use of AI could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business.

•
Our exposure to the economic conditions of our current and potential customers, vendors and third parties could adversely affect our cash flow, results of operations and financial condition.

•
If we are unable to retain key employees, our ability to manage our business could be adversely affected.

Risks Related to Ownership Position of Cox Enterprises and Advance/New House Partnership
•
Cox Enterprises and Advance/Newhouse Partnership have governance rights that give them influence over corporate transactions and other matters.

Risks Related to Regulatory and Legislative Matters
•
Our business is subject to extensive governmental legislation and regulation, which could adversely affect our business.

•
Changes to the existing legal and regulatory framework under which we operate or the regulatory programs in which we or our competitors participate could adversely affect our business.

•
Tax legislation and administrative initiatives or challenges to our tax and fee positions could adversely affect our results of operations and financial condition.

•
Our cable system franchises are subject to non-renewal or termination and are non-exclusive. The failure to renew a franchise or the grant of additional franchises in one or more service areas could adversely affect our business.

RISK FACTORS
Any investment in the New Notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained and incorporated by reference into this prospectus, including without limitation, the “Risk Factors” included in the Annual Report before deciding whether to participate in the Exchange Offers. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Exchange Offers
You should not tender any Original Notes that you do not wish to have accepted for exchange by us.
Original Notes tendered in the Exchange Offers may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, (unless extended in our sole discretion), but not thereafter. After the Expiration Date tenders of Original Notes will be irrevocable, except where additional withdrawal rights are required by law.
The liquidity of the Original Notes that are not exchanged will be reduced.
Upon consummation of the Exchange Offers, the trading market for unexchanged Original Notes may become less liquid or could cease to exist due to the reduction in the amount of such Original Notes outstanding. A limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Original Notes exists or develops, these securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. There can be no assurance that an active market in the unexchanged Original Notes will exist, develop or be maintained, or as to the prices at which the unexchanged Original Notes may be traded.
We may repurchase any Original Notes that are not tendered or accepted for exchange in the Exchange Offers in future transactions on terms that are more favorable to the holders of the Original Notes than the terms of the Exchange Offers, and we may incur additional secured indebtedness to finance such repurchases.
We and our affiliates may, to the extent permitted by applicable law, and to the extent permitted by certain restrictive covenants governing our indebtedness, from time to time after the Expiration Date of the Exchange Offers, purchase additional Original Notes in the open market, in privately negotiated transactions, through subsequent tender or Exchange Offers or otherwise, or we may redeem the outstanding Original Notes that are able to be redeemed pursuant to their terms. Any such purchases, tenders, exchanges or redemptions may be made on the same terms or on terms that are more or less favorable to holders of the Original Notes than the terms of the Exchange Offers. Any future purchases, exchanges or redemptions by us and our affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we and our affiliates may choose to pursue in the future. In addition, we may issue additional New Notes or incur secured indebtedness in connection with the financing of such transactions.
You may not receive New Notes in the Exchange Offers if the procedures for the Exchange Offers are not followed.
Subject to the terms and conditions of the Exchange Offers, the Issuers will issue the New Notes in exchange for your Original Notes only if you validly tender the Original Notes in compliance with the procedures described under “The Exchange Offers — Procedures for Tendering.” Holders of Original Notes are responsible for complying with all the procedures of the Exchange Offers. Tenders made in compliance with procedures or instructions that are inconsistent with those stated in this prospectus (or a supplement or amendment thereto provided by us), regardless of who provides such procedures or instructions, will not be deemed valid tenders (unless we waive such compliance in our sole discretion). Holders of Original Notes who wish to exchange them for the New Notes should allow sufficient time for timely completion of the exchange procedures. Subject to applicable law, we are not obligated to extend the Exchange Offers. None of the Exchange Agent and Information Agent, the Issuers or the guarantors of Original Notes are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange or to extend any of the applicable deadlines.
If you are the beneficial owner of Original Notes that are held through Depository Trust Company (DTC), in the name of your broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender in the Exchange Offers, you should promptly contact the person in whose name your Original Notes are held and instruct that person to tender your Original Notes on your behalf. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee or custodian may establish their own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee or custodian as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers. The deadlines set by any such intermediary and DTC for the submission of tender instructions may be earlier than the relevant deadlines set forth in this prospectus.
Risks Related to the New Notes and our Indebtedness
We have a significant amount of debt and expect to incur significant additional debt, including secured debt, in the future, which could adversely affect our financial condition and our ability to react to changes in our business.
We have a significant amount of debt, with total principal amount of approximately $93.8 billion and a leverage ratio of 4.18 times Adjusted EBITDA as of June 30, 2026. As part of the acquisition of Cox Communications, Charter funded the $4.2 billion of cash consideration using debt and assumed Cox Communications’ approximately $12.4 billion of net debt and finance leases. Charter adjusted its long-term target leverage range after the closing of the Cox Transactions to 3.5 times Adjusted EBITDA but will still have a significant amount of debt.
Our significant amount of debt could have adverse consequences, such as to:
•
impact our ability to raise additional capital at reasonable rates, or at all;

•
make us vulnerable to interest rate increases, in part because approximately 13% of our borrowings as of June 30, 2026 were, and may continue to be, subject to variable rates of interest;

•
expose us to increased interest expense to the extent we refinance existing debt with higher cost debt;

•
require us to dedicate a significant portion of our cash flow from operating activities to make payments on our debt, reducing our funds available for capital expenditures and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business, the cable and telecommunications industries, and the economy at large;

•
place us at a disadvantage compared to our competitors that have proportionately less debt; and

•
adversely affect our relationship with customers and suppliers.

In addition, we expect to incur additional indebtedness in the future, including to refinance our existing indebtedness. To the extent our current debt amounts increase more than expected, our operating results are lower than expected, or credit rating agencies downgrade our debt thereby increasing our costs of borrowing and potentially limiting our access to investment grade markets, or significant financial market disruptions occur, the related risks that we now face will intensify.
The agreements and instruments governing our debt contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity.
The indenture governing the Existing Unsecured Notes contains a number of significant covenants that could adversely affect our operations, liquidity and results of operations. These covenants restrict, among other things, CCO Holdings, CCO Holdings Capital and all of their restricted subsidiaries’ ability to:

•
incur additional debt;

•
pay dividends on equity or repurchase equity;

•
make investments;

•
sell all or substantially all of their assets or merge with or into other companies;

•
sell assets;

•
in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions with respect to CCO Holdings, guarantee their parent companies’ debt, or issue specified equity interests;

•
engage in certain transactions with affiliates; and

•
grant liens (with respect to only CCO Holdings).

Additionally, the Credit Agreement requires CCO to comply with a maximum total leverage covenant and a maximum first lien leverage covenant. The Credit Agreement, the Existing Secured Notes, the Existing Cox Notes and the Existing TWC Notes include customary negative covenants, including restrictions on the ability to incur liens securing indebtedness for borrowed money and consolidating, merging or conveying or transferring substantially all of the respective obligor’s assets. The breach of any covenants or obligations in our indentures or the Credit Agreement, not otherwise waived or amended, could result in a default under the applicable debt obligations and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. In addition, the secured lenders under the Existing Secured Notes, the Existing Cox Notes, the Existing TWC Notes and the Credit Agreement could foreclose on their collateral, which includes equity interests in substantially all of our subsidiaries, and exercise other rights of secured creditors.
The New Notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions.
While our other outstanding indebtedness may have some or all of these limitations, the indenture that will govern the New Notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations, nor will it limit our ability to make investments, to pay dividends and distributions, to our shareholders, to sell certain assets or to enter into “change of control” transactions. Additionally, the indenture that will govern the New Notes contains only certain limitations on our ability to incur liens. However, these limitations are subject to important exceptions. See “Description of New Notes — Certain Covenants — Limitation on Liens.”
Certain actions in respect of defaults taken under the indenture governing the New Notes by beneficial owners with short positions in excess of their interests in the New Notes will be disregarded.
By acceptance of the New Notes, each holder of New Notes agrees, in connection with any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”), to (i) deliver a written representation to us and the trustee that such holder and any of its affiliates acting in concert with it in connection with its investment in the New Notes (other than screened affiliates) are not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of New Notes”) and (ii) provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. These restrictions may impact a holder’s ability to participate in Noteholder Directions if it is unable to make such a representation.
The New Notes and each Note Guarantee will be structurally subordinated to present and future liabilities of non- guarantor subsidiaries of CCO.
Substantially all of CCO’s subsidiaries will guarantee the New Notes. However, the New Notes will be structurally subordinated to claims against any subsidiary of CCO that does not guarantee the New Notes. Generally, claims of creditors of a non-guarantor subsidiary, including trade creditors and claims of preference shareholders (if any) of the subsidiary, will have priority with respect to the assets and earnings of the subsidiary over the claims of creditors of its parent entity, including claims by holders of the New Notes under the New Notes or the Note Guarantees. In the event of any foreclosure, dissolution, winding up, liquidation, administration, reorganization or other insolvency or bankruptcy proceeding of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to its parent entity as a shareholder. As such, the New Notes and each Note Guarantee will each be structurally subordinated to the creditors (including trade creditors) and preference shareholders (if any) of CCO’s non-guarantor subsidiaries.
Holders of the New Notes will not control decisions regarding the Collateral.
The rights of the holders of the New Notes with respect to the Collateral will be subject to an intercreditor agreement among all holders of obligations secured by the Collateral on a first-priority basis, including the obligations under the Credit Agreement. Under the Intercreditor Agreement, the Applicable Authorized Representative, which initially is the administrative agent under the Credit Agreement, will control substantially all matters related to the Collateral securing the New Notes pursuant to the terms of the Intercreditor Agreement (see “Description of New Notes — Collateral — Intercreditor Arrangements”). The Applicable Authorized Representative may, in connection with an enforcement action, dispose of, release, or foreclose on, or take other actions with respect to, the Collateral (including amendments of and waivers under the security documents) with which holders of the New Notes may disagree or that may be contrary to the interests of holders of the New Notes, even after a default under the New Notes. To the extent Collateral is released from the lien securing the obligations under the Credit Agreement in connection with foreclosure or enforcement action, even if a default under the New Notes exists, liens securing the New Notes will also be released. If the liens on any Collateral securing the obligations under the Credit Agreement are released, the liens on such Collateral securing the obligations under the New Notes will also be released to the extent that the liens on such Collateral securing all other Equally and Ratably Secured Indebtedness will also be released. In addition, the Intercreditor Agreement generally provides that the Applicable Authorized Representative may change, waive, modify or vary the security documents governing such liens without the consent of the holders of the New Notes (except under certain limited circumstances) and that the security documents governing the liens securing the New Notes will be automatically changed, waived and modified in the same manner (subject to certain limitations and exceptions).
Rights of the holders of the New Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.
Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We may not inform the trustee or the collateral agent for the New Notes of the future acquisitions of property and rights that constitute Collateral, and necessary action may not be taken to properly perfect the security interest in such after acquired Collateral. Neither the trustee nor the collateral agent for the New Notes has any obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the New Notes against third parties. In addition, as described further herein, even if the liens on Collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “— Any future pledge of Collateral or Note Guarantee provided after the New Notes are issued might be avoided by a trustee in bankruptcy.”
The ability of the collateral agent to realize upon the capital stock securing the New Notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.
The indenture and the related security documents provide that the equity interests and indebtedness of any of our subsidiaries will constitute Collateral only to the extent they can secure the New Notes of a series (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including each series of the Existing TWC Notes, the Existing Cox Notes and each series of Existing Secured Notes) without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of that subsidiary to be filed with the SEC. Effective January 4, 2021, the SEC replaced Rule 3-16 with Rule 13-02 of Regulation S-X, which requires certain alternative disclosures about affiliates whose securities are pledged as collateral but does not require separate financial statements of those affiliates. Accordingly, the limitation is not currently expected to reduce the Collateral. However, if the SEC’s rules or interpretations change in the future to require separate financial statements of any subsidiary because its equity interests or indebtedness secure the New Notes, those equity interests or indebtedness will automatically be excluded from the Collateral to the extent necessary to avoid the requirement, without the consent of any holder of the New Notes. In that event, holders of the New Notes could lose the benefit of a portion or all of the security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for the collateral agent to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of that subsidiary. See “Description of New Notes — Collateral — Excluded Property.”
Certain assets are excluded from the Collateral securing the New Notes.
Certain assets are excluded from the Collateral, as described under “Description of New Notes — Collateral — Excluded Property.” In addition, no assets of any of our non-guarantor subsidiaries (including any capital stock owned by any such subsidiary) will constitute Collateral. Furthermore, applicable law requires that a security interest in tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the Collateral may not be perfected if the Issuers are not able to take the actions necessary to perfect any of these liens.
It may be difficult to realize the value of the FCC license rights pledged to secure the New Notes.
Our and the Subsidiary Guarantors’ cable and telecommunication license rights constitute part of the Collateral that will initially secure the New Notes and the related Note Guarantees. The ability of the collateral agent to foreclose on such Collateral on behalf of the holders of the New Notes may be subject to prior approval by the FCC and other governmental authorities. In particular, the collateral agent will not be legally permitted to exercise any rights with respect to the FCC license rights upon the occurrence of an event of default if such action would constitute or result in any assignment of any FCC license or any other form of change of control (whether as a matter of law or fact) of the entity holding any FCC license lease unless any necessary prior approval of the FCC is obtained. There can be no assurance that any such required approval can be obtained on a timely basis or at all. This requirement may limit the number of potential bidders for the FCC license rights in any foreclosure and may delay sale, either of which events may have a material adverse effect on the sale price of the FCC license rights. Therefore, the practical value of realizing on the FCC license rights may, without the appropriate consents, prior approval of the FCC and related filings, be limited.
The Collateral is subject to casualty risks.
Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the pledged Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the New Notes.
We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the New Notes and the Note Guarantees.
The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the New Notes and the Note Guarantees. For example, so long as no default or event of default under the indenture governing the New Notes would result therefrom, we may, among other things, without any release or consent by the trustee, conduct ordinary course activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness).

There are circumstances other than repayment or discharge of the New Notes under which the Collateral securing the New Notes will be released automatically, without your consent or the consent of the trustee or the collateral agent. Under various circumstances, Collateral securing the New Notes will be released automatically, including:
•
a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the indenture;

•
with respect to Collateral held by a Note Guarantor, upon the release of such Note Guarantor from its Note Guarantee;

•
with respect to Collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture;

•
with respect to the Collateral upon any release in connection with a foreclosure or exercise of remedies with respect to that Collateral directed by the lenders under the Credit Agreement or holders of other first lien obligations during any period that such representatives control actions with respect to the Collateral pursuant to the Intercreditor Agreement; and

•
in whole, upon a Collateral Release Event (as defined in the “Description of New Notes”). See “Description of New Notes — Collateral — Release.”

Security interests over certain Collateral may not be in place by the issue date of the New Notes or may not be perfected by the issue date of the New Notes. Creation or perfection of such security interests after the issue date of the New Notes increases the risk that the liens granted by those security interests could be avoided.
Certain security interests in favor of the collateral agent, including mortgages on certain of our real properties, may not be in place or perfected as of the issue date of the Original Notes. To the extent any liens on or security interest in the Collateral securing the New Notes are not perfected on or prior to such date, we will use our commercially reasonable best efforts to have all such security interests perfected, to the extent required by the indenture and the related security documents, within a period of time provided for in the indenture governing the New Notes and/or the related security documents. To the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the date on which the New Notes are issued, that security interest would remain at risk of being voided as a preferential transfer by the pledgor, as debtor in possession, or by its trustee in bankruptcy if we or any Note Guarantor were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period). See “— Any future pledge of Collateral or Note Guarantee provided after the New Notes are issued might be avoided by a trustee in bankruptcy.”
The imposition of certain permitted liens could materially adversely affect the value of the Collateral.
The Collateral securing the New Notes may also be subject to liens permitted under the terms of the indenture governing the New Notes, whether arising on or after the date the New Notes are issued. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the New Notes as well as the ability of the collateral agent to realize or foreclose on such Collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become “excluded property,” which will not secure the New Notes or the Note Guarantees. See “Description of New Notes — Collateral — Excluded Property” for the definition of “excluded property.”
Each Note Guarantee will be subject to certain limitations on enforcement and may be limited by applicable laws or subject to certain defenses that may limit its validity and enforceability.
Each Note Guarantor will guarantee the payment of the New Notes. Each Note Guarantee will provide the relevant holders of the New Notes with a direct claim against the relevant Note Guarantor. However, the indenture governing the New Notes provides that each Note Guarantee will be limited to the maximum amount that can be guaranteed by the relevant Note Guarantor without rendering the relevant Note Guarantee, as it relates to that Note Guarantor, voidable or otherwise ineffective or limited under applicable law, and enforcement of each Note Guarantee would be subject to certain generally available defenses.

Enforcement of any of the Note Guarantees against any Note Guarantor will be subject to certain defenses available to Note Guarantors in the relevant jurisdiction. These laws and defenses generally include those that relate to corporate purpose or benefit, fraudulent conveyance or transfer, voidable preference, insolvency or bankruptcy challenges, financial assistance, preservation of share capital, thin capitalization, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Note Guarantor may have no liability or decreased liability under its Note Guarantee depending on the amounts of its other obligations and applicable law.
Limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could also limit the enforceability of any Note Guarantee against any Note Guarantor.
In general, under bankruptcy or insolvency law and other laws, a court could (i) avoid or invalidate all or a portion of a Note Guarantor’s obligations under its Note Guarantee and/or the related security interest, (ii) direct that the holders of the New Notes return any amounts paid under a Note Guarantee to the relevant Note Guarantor or to a fund for the benefit of such Note Guarantor’s creditors or (iii) take other action that is detrimental to you, typically if the court found that:
•
the relevant Note Guarantee and related security interest was incurred with actual intent to give preference to one creditor over another, hinder, delay or defraud creditors or shareholders of the Note Guarantor or, in certain jurisdictions, when the granting of the Note Guarantee or related security interest has the effect of giving a creditor a preference or when the recipient was aware that the Note Guarantor was insolvent when it granted the relevant Note Guarantee and related security interest;

•
the Note Guarantor did not receive fair consideration or reasonably equivalent value or corporate benefit for the relevant Note Guarantee and related security interest and the Note Guarantor was:

1.
insolvent or rendered insolvent because of the relevant Note Guarantee or related security interest;

2.
undercapitalized or became undercapitalized because of the relevant Note Guarantee; or

3.
intended to incur, or believed that it would incur, indebtedness beyond its ability to pay at maturity;

•
the relevant Note Guarantee was held to exceed the corporate objectives of the Note Guarantor or not to be in the best interests or for the corporate benefit of the Note Guarantor; or

•
the amount paid or payable under the relevant Note Guarantee was in excess of the maximum amount permitted under applicable law.

These or similar laws may also apply to any future guarantee and related security interests granted by any of our subsidiaries pursuant to the indenture (which may also potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances; see “— Any future pledge of Collateral or Note Guarantee provided after the New Notes are issued might be avoided by a trustee in bankruptcy”).
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. A court would likely find that a Note Guarantor did not receive reasonably equivalent value or fair consideration for its Note Guarantee or the related security interest, if such Note Guarantor did not substantially benefit directly or indirectly from the issuance of the New Notes.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred, such that we cannot assure you which standard a court would apply in determining whether a Note Guarantor was “insolvent” at the relevant time or that, regardless of method of valuation, a court would not determine that a Note Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Note Guarantor was insolvent on the date its Note Guarantee or related security interest was issued, that payments to holders of the New Notes constituted preferences, fraudulent transfers or conveyances on other grounds.

The liability of each Note Guarantor under its Note Guarantee will be limited to the amount that will result in such Note Guarantee not constituting a preference, fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each Note Guarantor. Moreover, in a Florida bankruptcy case, which was reversed by a district court on other grounds and then reinstated by the applicable circuit court of appeals, this kind of provision was found to be ineffective to protect the guarantees. There is a possibility that the entire Note Guarantee may be set aside, in which case the entire liability may be extinguished.
If a court decided that a Note Guarantee (or the related security interest) was a preference, fraudulent transfer or conveyance and voided such Note Guarantee, or held it unenforceable for any other reason, you may cease to have any claim in respect of the relevant Note Guarantor and/or the benefit of the corresponding underlying Collateral, and would be a creditor solely of the Issuers and, if applicable, of any other Note Guarantor under the relevant Note Guarantee which has not been declared void. In the event that any Note Guarantee of a Subsidiary Guarantor is invalid or unenforceable, in whole or in part, or to the extent the agreed limitation of the Note Guarantee obligations apply, the New Notes would be effectively subordinated to all liabilities of the applicable Subsidiary Guarantor, and if we cannot satisfy our obligations under the New Notes or any Note Guarantee is found to be a preference, fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the New Notes.
Any future pledge of Collateral or Note Guarantee provided after the New Notes are issued might be avoided by a trustee in bankruptcy.
The indenture and the related security documents will require us to grant liens on certain assets that we or any Note Guarantor acquires after the issue date. Any future guarantee or additional lien in favor of the collateral agent for the benefit of the holders of the New Notes might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the New Notes to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. Thus, in any bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or any Note Guarantor were to file for bankruptcy protection after the issue date of the outstanding New Notes and any liens granted with respect to the New Notes or the Note Guarantees had been perfected less than 90 days before the commencement of such bankruptcy proceeding, the liens securing the New Notes or the Note Guarantees may be particularly subject to challenge as a result of having been delivered after the issue date (even if any liens granted on the issue date of the New Notes were not subject to any such challenge). To the extent that such challenge succeeded, the holders of the New Notes would lose the benefit of the security that the Collateral was intended to provide.
Rights of the holders of the New Notes in the Collateral securing the New Notes may be adversely affected by bankruptcy proceedings and the holders of the New Notes may not be entitled to post-petition interest in any bankruptcy proceeding.
The right of the collateral agent for the New Notes to foreclose upon, repossess and dispose of the Collateral securing the New Notes and the Note Guarantees upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the collateral agent for the New Notes, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether any payments under the New Notes could be made following commencement of or during a bankruptcy case or the length of any potential delay in making any such payments post-petition, whether or when the collateral agent could foreclose upon, repossess or dispose of the Collateral, or whether or to what extent the holders of the New Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.”
Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the New Notes, the holders of the New Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement to receive other “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the New Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the New Notes.
The Intercreditor Agreement also contains provisions restricting the holders of the New Notes from filing certain objections in any future bankruptcy to, among other things, a proposed debtor-in-possession financing that satisfied various terms and conditions.
CCO and CCO Holdings are holding companies and will depend on subsidiaries, including non-guarantor subsidiaries, to satisfy their respective obligations under the New Notes and CCO Holdings’ Note Guarantee.
As holding companies, CCO Holdings and CCO conduct substantially all of their operations through their direct and indirect subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the obligations of CCO under the New Notes and of CCO Holdings under its Note Guarantee is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable CCO and CCO Holdings to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit the ability of CCO and CCO Holdings to obtain cash from our subsidiaries. While the indentures governing certain of our existing notes limit the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event CCO or CCO Holdings does not receive distributions from our subsidiaries, CCO may be unable to make required payments under the New Notes and CCO Holdings may be unable to make required payments under its Note Guarantee.
Changes in our credit rating could adversely affect the market price or liquidity of the New Notes.
Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the New Notes, the Existing Secured Notes, the Existing Unsecured Notes, the Existing Cox

Notes or the Existing TWC Notes. A negative change in our ratings could have an adverse effect on the price of the New Notes, the Existing Secured Notes, the Existing Unsecured Notes, the Existing Cox Notes or the Existing TWC Notes.
If you do not exchange your Original Notes for New Notes, you will continue to have restrictions on your ability to resell them.
The Original Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Original Notes for New Notes pursuant to the Exchange Offers, you will not be able to resell, offer to resell or otherwise transfer the Original Notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, once the Exchange Offers have terminated, we will no longer be under an obligation to register the Original Notes under the Securities Act except in the limited circumstances provided in the Registration Rights Agreement. In addition, to the extent that Original Notes are tendered for exchange and accepted in the Exchange Offers, any trading market for the untendered and tendered but unaccepted Original Notes could be adversely affected.
There is currently no public market for the New Notes offered hereby, and an active trading market for the New Notes offered hereby may not develop. The failure of a market to develop for the New Notes offered hereby could adversely affect the liquidity and value of the New Notes offered hereby.
Prior to this offering, there was no existing market for any series of the New Notes offered hereby. We do not intend to apply for listing of any series of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. A market may not develop for the New Notes, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the New Notes of a series, the market price and liquidity of the New Notes of such series may be adversely affected. If the New Notes of a series are traded after their initial issuance, they may trade at a discount from their initial offering price.
The liquidity of the trading market, if any, and future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. The market for the New Notes may be subject to disruptions that could have a negative effect on the holders of the New Notes, regardless of our operating results, financial performance or prospects.
If we fail to satisfy our registration obligations under the Registration Rights Agreement, Special Interest will accrue on the Original Notes.
In connection with the sale of Original Notes, certain holders of the Original Notes became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file this prospectus with the SEC and to use our reasonable efforts to cause such registration statement of which this prospectus forms a part to be declared effective and to consummate the registered exchange offer within specified time periods. If we fail to satisfy these registration obligations within the specified time periods, Special Interest will accrue on the Original Notes. See “The Exchange Offers — Special Interest.” There can be no assurance that we will be able to satisfy these registration obligations within the required time periods, and any Special Interest obligations could adversely affect our financial condition.

THE EXCHANGE OFFERS
Terms of the Exchange Offers
General.   We issued the Original Notes in August 2026 in transactions exempt from the registration requirements of the Securities Act.
In connection with the sale of Original Notes, certain holders of the Original Notes became entitled to the benefits of the registration rights agreement, dated August 12, 2026, among us, the guarantors party thereto and the dealer managers of the Original Notes (the “Registration Rights Agreement”).
Under the Registration Rights Agreement, we became obligated to file a registration statement in connection with an exchange offer and to use our reasonable best efforts to have the exchange offer registration statement declared effective as soon as practicable following the date thereof. The Exchange Offers being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the Registration Rights Agreement. This prospectus is being sent to all beneficial holders of Original Notes, together with a letter of instruction to DTC participants, for forwarding to beneficial owners.
Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all Original Notes properly tendered and not validly withdrawn on or prior to the Expiration Date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offers. Holders may tender some or all of their Original Notes pursuant to the Exchange Offers.
Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that holders of the New Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the New Notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holders’ business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer that acquired Original Notes directly from us cannot exchange the Original Notes in the Exchange Offers. Any holder who tenders in the Exchange Offers for the purpose of participating in a distribution of the New Notes cannot rely on the no-action letters of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for additional information.
We shall be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of the acceptance of such Original Notes to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the New Notes from the issuers and delivering New Notes to such holders.
If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “Conditions of the Exchange Offers” without waiver by us, certificates for any such unaccepted Original Notes will be credited, without expense, to the account of the tendering holder maintained at The Depository Trust Company (“DTC”) from which such Original Notes were delivered, as promptly as practicable after the expiration or termination of the Exchange Offers.
holders of Original Notes who tender in the Exchange Offers will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Original Notes, pursuant to the Exchange Offers. We will pay all charges and expenses, other than certain applicable taxes in connection with the Exchange Offers.

Expiration Date; Extensions; Amendment.   We will keep the Exchange Offers open for not less than 21 business days, or longer if required by applicable law, after the date on which notice of the Exchange Offers is mailed to the holders of the Original Notes. The term “Expiration Date” means the Expiration Date set forth on the cover page of this prospectus, unless we extend the Exchange Offers, in which case the term “Expiration Date” means the latest date to which the Exchange Offers is extended.
In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 5:00 p.m., New York City time, on the next business day after the previously scheduled Expiration Date.
We reserve the right:
(a)   to delay accepting any Original Notes, to extend the Exchange Offers or to terminate the Exchange Offers and not accept Original Notes not previously accepted if any of the conditions set forth under “Conditions of the Exchange Offers” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or
(b)   to amend the terms of the Exchange Offers in any manner deemed by us to be advantageous to the holders of the Original Notes.
Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the Exchange Offers is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the Original Notes of such amendment. Depending upon the significance of the amendment, we may extend the Exchange Offers if it otherwise would expire during such extension period.
Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Exchange Offers, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.
Procedures for Tendering
The Original Notes are held in book-entry form through DTC. To tender, a DTC participant must transmit its acceptance through DTC’s Automated Tender Offer Program (“ATOP”). DTC will then verify the acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. To be validly tendered, such documents must reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.
The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Original Notes that such participant has received and agrees to be bound by the terms of the Exchange Offers set forth in this prospectus.
The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus.
Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.
Holders should allow sufficient time for their DTC participant to submit the tender through ATOP before the Expiration Date. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the Exchange Offers.

Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.
All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offers, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be credited, without cost, to the tendering holder’s account at DTC by the Exchange Agent without cost to such holder by the Exchange Agent to the tendering holders of Original Notes as soon as practicable following the Expiration Date.
In addition, we reserve the right in our sole discretion to:
(a)   purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date or, as set forth under “Conditions of the Exchange Offers”; and
(b)   to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise.
The terms of any such purchases or offers may differ from the terms of the Exchange Offers.
By tendering, each holder will represent to us that, among other things,
(a)   the New Notes acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of such holder or other person;
(b)   neither such holder nor such other person is engaged in or intends to engage in a distribution of the New Notes;
(c)   neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such New Notes; and
(d)   such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
By transmitting an agent’s message through ATOP, each tendering holder will be deemed to make these representations.
We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Notes at The Depository Trust Company for the purpose of facilitating the Exchange Offers, and subject to the establishment of such accounts, any financial institution that is a participant in The Depository Trust Company’s system may make book-entry delivery of Original Notes by causing The Depository Trust Company to transfer such Original Notes into the Exchange Agent’s account with respect to the Original Notes in accordance with The Depository Trust Company’s procedures for such transfer. A book-entry confirmation and an agent’s message must be received by the Exchange Agent on or prior to the Expiration Date.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. If the Expiration Date has been extended, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City Time, on the Expiration Date as so extended.
To withdraw a tender of Original Notes in the Exchange Offers, a holder must cause its DTC participant to submit a notice of withdrawal through ATOP, which the Exchange Agent must receive prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:
(a)   specify the name of the DTC participant that tendered the Original Notes to be withdrawn;
(b)   identify the Original Notes to be withdrawn, including the principal amount of such Original Notes and the name and number of the account at DTC to be credited with the withdrawn Original Notes; and
(c)   specify the name and number of the account at DTC to be credited with the withdrawn Original Notes, and must comply with DTC procedures. All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offers and no New Notes will be issued with respect to the Original Notes withdrawn unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be credited to the account at DTC from which they were tendered without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the Expiration Date.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as Exchange Agent for the Exchange Offers. Questions regarding tender procedures and requests for assistance should be directed to The Bank of New York Mellon Trust Company, N.A. addressed as follows:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o BNY Mellon
Corporate Trust Operations — Reorganization Unit
500 Ross Street, Suite 625
Pittsburgh, Pennsylvania 15262
Attention: Paris Gibbs
Telephone: (412) 236-1139 Email: CT_REORG_UNIT_INQUIRIES@bny.com
Information Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as the Information Agent for the Exchange Offers. We have agreed to pay the Information Agent reasonable and customary fees for its services and will reimburse the Information Agent for its reasonable out-of-pocket expenses. Any requests for assistance in connection with the Exchange Offers or for additional copies of this prospectus or related materials should be directed to the Information Agent at the address set forth on the back cover of this prospectus.
Fees and Expenses
The Issuers and the Note Guarantors have agreed to bear the expenses of the Exchange Offers pursuant to the Registration Rights Agreement. We have not retained any dealer-manager in connection with the Exchange Offers and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offers. We, however, will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection with providing such services.
The cash expenses to be incurred in connection with the Exchange Offers will be paid by us. Such expenses include fees and expenses of The Bank of New York Mellon Trust Company, N.A. as Exchange Agent and Information Agent, accounting and legal fees and printing costs, among others.

Accounting Treatment
The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the Exchange Offers and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the New Notes.
Special Interest
A “Registration Default” will occur if: (i) a required shelf registration statement has not become effective on or before the Shelf Filing Deadline (as defined in the Registration Rights Agreement); (ii) the Exchange Offers have not been completed on or before the Expiration Date; (iii) the Exchange Offers registration statement becomes effective but is withdrawn or becomes subject to an effective stop order before the Exchange Offers are completed, without being immediately replaced by an effective registration statement; or (iv) a shelf registration statement becomes effective but is later withdrawn or becomes subject to an effective stop order, without being immediately replaced. If Original Notes of a series are affected by a Registration Default, special interest becomes payable as liquidated damages under the Registration Rights Agreement (“Special Interest”).
During any Registration Default, Special Interest, in addition to the base interest, will accrue on the affected Transfer Restricted Notes (as defined in the Registration Rights Agreement) at 0.25% per annum for the first 90 days and 0.50% per annum thereafter. It will begin on (A) the 90th day after the shelf filing was required, but not before the 450th day after August 12, 2026, in the case of clause (i); (B) the 450th day after August 12, 2026, in the case of clause (ii); and (C) the day the applicable registration statement ceases to be effective, in the case of clauses (iii) and (iv).
Once all Registration Defaults are cured, the interest rate will return to the original rate. A later, different Registration Default will cause Special Interest to accrue again. Accrued Special Interest is payable in cash on each interest payment date. Special Interest is determined separately for each series of Original Notes and is the sole and exclusive remedy for a Registration Default.
Consequences of Failure to Exchange
holders of Original Notes who are eligible to participate in the Exchange Offers but who do not tender their Original Notes will not have any further registration rights, except in limited circumstances as described in the Registration Rights Agreement, and their Original Notes will continue to be subject to restrictions on transfer. Accordingly, such Original Notes may be resold only:
•
to us, upon redemption of these notes or otherwise, so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

•
in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

•
outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

•
under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.
Regulatory Approvals
We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the Exchange Offers, other than the effectiveness of the Exchange Offers registration statement under the Securities Act.

Other
Participation in the Exchange Offers is voluntary and holders of Original Notes should carefully consider whether to accept the terms and conditions of the Exchange Offers. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the Exchange Offers.
Conditions of the Exchange Offers
Notwithstanding any other term of the Exchange Offers, we will not be required to accept for exchange, or exchange, any New Notes for any Original Notes, and may terminate or amend the Exchange Offers before the expiration date, if the Exchange Offers violate any applicable law or interpretation by the staff of the Securities and Exchange Commission.
If we determine in our reasonable discretion that the foregoing condition exists, we may: (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offers and retain all Original Notes tendered prior to the expiration of the Exchange Offers, subject, however, to the rights of holders who tendered such Original Notes to withdraw their tendered Original Notes; or (iii) waive such condition, if permissible, with respect to the Exchange Offers and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offers, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the Exchange Offers as required by applicable law.

EXCHANGE AGENT AND INFORMATION AGENT
Exchange Agent and Information Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed the Exchange Agent and the Information Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Original Notes, or a beneficial owner’s bank, depositary, broker, dealer, trust company or other nominee or custodian, to the Information Agent at the address and telephone numbers set forth on the back cover of this prospectus. We will pay the Exchange Agent and the Information Agent reasonable compensation for its services and will reimburse it for certain reasonable expenses in connection therewith.
We have agreed to indemnify the Exchange Agent and the Information Agent against certain liabilities, including liabilities arising under the federal securities laws.

DESCRIPTION OF NEW NOTES
This Description of New Notes relates to the 7.087% Senior Secured Notes due 2038 (the “New 2038 Notes”) and the 7.337% Senior Secured Notes due 2041 (the “New 2041 Notes” and, together with the New 2038 Notes, the “New Notes”) to be issued by CCO and CCO Capital (the “Issuers” and, each, an “Issuer”). You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.”
The New Notes will be issued pursuant to a base indenture, dated as of July 23, 2015, by and among the Issuers, CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Base Indenture”), as supplemented by a supplemental indenture, to be dated as of the Issue Date by and among the Issuers, the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, “Trustee”) and collateral agent (in such capacity, “Collateral Agent”) (together with the Base Indenture, the “Indenture”). The Indenture will permit the Issuers to issue other debt securities having terms different from those of the New Notes.
The New Notes and any such other debt securities issued as a “series” are each sometimes referred to as a separate “series” of New Notes. The Issuers have previously issued and have outstanding, as of June 30, 2026, $43.8 billion aggregate principal amount of debt securities (the “Existing Secured Notes”) under the Base Indenture (as supplemented), which do not constitute the same “series” of debt securities as the New Notes offered hereby. The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The New Notes and the Note Guarantees have been registered under the Securities Act. The New Notes will not be entitled to any exchange or registration rights under the Registration Rights Agreement, and will not provide for Special Interest.
The following description is a summary of the material provisions of the Indenture, the Security Documents (as defined below) and the Intercreditor Agreement (as defined below). It does not restate the Indenture, the Security Documents and the Intercreditor Agreement in their entirety. We urge you to read the Indenture, the Security Documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the New Notes. Copies of the forms of Indenture, Security Documents and Intercreditor Agreement are available as set forth under “— Additional Information.” The Original Notes are entitled to the benefits of the Registration Rights Agreement (as defined herein) referred to under “— Registration Rights; Special Interest.”
Brief Description of the New Notes
The New Notes offered hereby will be:
•
senior obligations of the Issuers;

•
pari passu in right of payment with all existing and future senior indebtedness of the Issuers (including obligations under the Credit Agreement, the Existing Secured Notes and our guarantees of the Existing TWC Notes and the Existing Cox Notes);

•
secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing Secured Notes, our guarantees of the Existing TWC Notes and the Existing Cox Notes and any other First Lien Obligations, subject to Permitted Liens;

•
effectively senior to all existing and future unsecured indebtedness of the Issuers and any future indebtedness of the Issuers secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the New Notes;

•
structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Issuers that does not guarantee the New Notes; and

•
senior in right of payment to all existing and future subordinated obligations of the Issuers.

The New Notes will be guaranteed by (i) all of our Subsidiaries that then issue or guarantee any Equally and Ratably Secured Indebtedness; and (ii) CCO Holdings, LLC.

The Note Guarantees will be:
•
senior obligations of the Note Guarantors;

•
pari passu in right of payment with all existing and future senior indebtedness of the Note Guarantors (including guarantees of obligations under the Credit Agreement, the Existing Secured Notes, the Existing Cox Notes and the Existing TWC Notes);

•
with respect to Subsidiary Guarantors, secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing Secured Notes, the Existing Cox Notes or guarantees thereof, the Existing TWC Notes or guarantees thereof and any other First Lien Obligations, subject to Permitted Liens;

•
with respect to CCO Holdings, LLC, unsecured and effectively junior to any secured indebtedness of CCO Holdings, LLC to the extent of the value of the collateral securing such indebtedness;

•
with respect to the Subsidiary Guarantors, effectively senior to all existing and future unsecured indebtedness of the Subsidiary Guarantors and any future indebtedness of the Subsidiary Guarantors secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Note Guarantees of the Subsidiary Guarantors;

•
with respect to the Subsidiary Guarantors, structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Subsidiary Guarantors that does not guarantee the New Notes; and

•
senior in right of payment to all existing and future subordinated obligations of the Note Guarantors.

Principal, Maturity and Interest
The New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The New 2038 Notes will mature on September 1, 2038. Interest on the New 2038 Notes will be paid on March 1 and September 1 of each year, beginning on March 1, 2027. Interest on the New 2038 Notes offered hereby will accrue from the date on which interest was paid or duly provided for on the Original 2038 Notes, and if no interest has been paid, from the date of first issuance of the Original 2038 Notes.
The New 2041 Notes will mature on September 1, 2041. Interest on the New 2041 Notes will be paid on March 1 and September 1 of each year, beginning on March 1, 2027. Interest on the New 2041 Notes offered hereby will accrue from the date on which interest was paid or duly provided for on the Original 2041 Notes, and if no interest has been paid, from the date of first issuance of the Original 2041 Notes.
Interest on each New Note will accrue from the last interest payment date on which interest was paid on the tendered Original Note in exchange therefor or, if no interest has been paid on such Original Note, from the first date Original Notes of such series were issued. The holders of the Original Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Original Notes from the last interest payment date on which interest was paid or duly provided for on such Original Notes to the date of issuance of the New Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the New Notes. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The New Notes are denominated in U.S. Dollars and all payments of principal and interest thereon will be paid in U.S. Dollars.
The Issuers may issue an unlimited principal amount of additional New Notes of any series under the Indenture. The New Notes of a series issued on the Issue Date and any additional New Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes of the Indenture. For purposes of this description, unless otherwise indicated, references to the New Notes of a series include the New Notes of such series issued on the Issue Date and any additional New Notes of such series subsequently issued under the Indenture.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), with respect to each series of the New Notes, the New Notes of such series will be redeemable, in whole or in part, at our option, at any time or from time to time, on at least 10 days’ but not more than 60 days’ prior mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) notice to each holder of the New Notes of such series to be redeemed, at a redemption price expressed as a percentage of principal amount equal to the greater of:
(a)   the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (defined below) plus (i) with respect to the New 2038 Notes, 40 basis points and (ii) with respect to the New 2041 Notes, 45 basis points, less unpaid interest accrued to the date of redemption, and
(b)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date (subject to the rights of holders of the New Notes of such series on a record date to receive the related interest payment on the related interest payment date).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
“Par Call Date” means (i) with respect to the New 2038 Notes, June 1, 2038, and (ii) with respect to the New 2041 Notes, June 1, 2041.
On or after the applicable Par Call Date for the New Notes of a series, the Issuers may redeem the New Notes of such series, in whole or in part, at our option, on at least 10 days’ but not more than 60 days’ prior mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) notice to the registered holders thereof at a redemption price equal to 100% of the principal amount of such New Notes of such series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date (subject to the rights of holders of New Notes of such series on a record date to receive the related interest payment on the related interest payment date). The Trustee shall have no responsibility for calculating the redemption price for any New Note.
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the New Notes of a series or portions thereof called for redemption on the applicable redemption date. On or before the redemption date, the Issuers will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the New Notes to be redeemed on such date.
In the case of a partial redemption, selection of the notes for redemption will be made by the Trustee by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Any redemption or notice of any redemption may, at our discretion, be given prior to the completion of a transaction or event (including an equity offering, other offering, issuance of indebtedness, a change of control or other transaction or event) and any redemption notice (including the amount of New Notes redeemed and conditions precedent applicable to different amounts of New Notes redeemed) may, in our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction or event. Any such redemption may be partial as a result of only some of the conditions being satisfied.
If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person.
Release of Guarantors
The Note Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released, without any action required on the part of the Trustee or any holder:
(1)   at the time of a Collateral Release Event;
(2)   at such time as such Subsidiary Guarantor is either: (A) not an issuer or guarantor of any item of indebtedness (whether by repayment or otherwise) and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of indebtedness (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee);
(3)   upon the sale, disposition, exchange or transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all of the assets or (ii) any Equity Interests (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the terms of the Indenture; or
(4)   if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under “— Defeasance” or if the obligations of the Issuers under the Indenture are discharged in accordance with the terms of the Indenture.
The Note Guarantee of CCO Holdings, LLC will be released if the Issuers exercise their legal defeasance option as described under “— Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.
Collateral
Assets Pledged as Collateral
The New Notes will be secured by first-priority Liens, subject to Permitted Liens, in the assets of the Issuers and the Subsidiary Guarantors (other than Excluded Property), whether now owned or hereafter acquired, that secure the obligations under the Credit Agreement and any other First Lien Obligations, including:
•
all Pledged Securities;

•
all Intercompany Obligations;

•
all Additional Collateral;

•
all books, and records pertaining to the Collateral; and

•
to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing the foregoing.

Excluded Property
The Collateral will exclude, and the Liens granted under the Security Documents will not attach to, certain items of property (the “Excluded Property”), including (v) any Patent or Trademark that is jointly owned by TWC and/or one or more other Grantors, on the one hand, and by a Person that is not a member of the Charter Group, on the other hand; provided, that in the event any such Patent or Trademark ceases to be jointly owned by a Person that is not a member of the Charter Group, such Patent or Trademark shall cease to constitute Excluded Property, (w) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, until such time, if any, as a statement of use is filed and accepted, (x) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (y) any property that is subject to a purchase money security interest permitted by the Indenture for so long as it is subject to such security interest and in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary constitute Collateral or be required to be pledged under the Security Documents.
In addition, the Equity Interests and indebtedness of any Subsidiary of the Issuers will constitute Collateral only to the extent that such Equity Interests or indebtedness can secure any series of New Notes and the related Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes and each series of Existing Secured Notes) without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency) and the Collateral granted to the New Notes offered hereby shall be the same as and no greater than the collateral granted to the Existing Secured Notes. In the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Equity Interests or indebtedness secures the New Notes and the Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes and each series of Existing Secured Notes), then such Equity Interests or indebtedness shall automatically be deemed not to be part of the Collateral securing the New Notes and Note Guarantees and any Equally and Ratably Secured Indebtedness (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder, to the extent necessary to release the security interests on the Equity Interests or indebtedness that are so deemed to no longer constitute part of the Collateral.
Subject to the preceding paragraph, in the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests or indebtedness to secure the New Notes of each series and the Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes and each series of Existing Secured Notes) in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary, then the Equity Interests or indebtedness of such Subsidiary shall automatically be deemed to be a part of the Collateral securing the New Notes and Note Guarantees and any Equally and Ratably Secured Indebtedness (but only to the extent such Subsidiary would not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interests or indebtedness.
In accordance with the limitations set forth in the two immediately preceding paragraphs, Rule 3-16 of Regulation S-X currently provides that the maximum value of such Equity Interests or indebtedness (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of any class of debt securities registered with the SEC that are secured thereby (with the New Notes, each series of Existing TWC Notes and each series of Existing Secured Notes being a separate class for such purpose). The applicable value of the Equity Interests of any entity is deemed to be the greatest of its par value, book value or market value. The portion of the Equity Interests and indebtedness of the Subsidiaries constituting Collateral securing the New Notes and the related Note Guarantees may decrease or increase as the value of such Equity Interests changes as described above (but not, for the avoidance of doubt, above the maximum percentage of such Equity Interests required to be pledged as Collateral).
Sufficiency of Collateral
The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our and the Note Guarantors’ industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below. See “Risk Factors — Risks Related to the New Notes and Our Indebtedness — Rights of the holders of the New Notes in the Collateral securing the New Notes may be adversely affected by bankruptcy proceedings and the holders of the New Notes may not be entitled to post-petition interest in any bankruptcy proceeding.”
Foreclosure
Upon the occurrence and during the continuance of an event of default under the Security Documents (an “Event of Default”), subject to the terms of the Intercreditor Agreement, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the holders and the lenders under the Credit Agreement and any other First Lien Obligations on a pro rata basis, subject to any prior Liens on the Collateral. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full our obligations under the New Notes.
Certain Bankruptcy Limitations
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuers or the Subsidiary Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.
In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the New Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the security is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the security. See “Risk Factors — Risks Related to the New Notes and Our Indebtedness — Rights of the holders of the New Notes in the Collateral securing the New Notes may be adversely affected by bankruptcy proceedings and the holders of the New Notes may not be entitled to post-petition interest in any bankruptcy proceeding.”
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the New Notes, the holders would hold secured claims to the extent of the value of the Collateral to which the holders are entitled and unsecured claims with respect to such shortfall.
Release
The Indenture will provide and provides that Liens on the Collateral will be automatically released with respect to the New Notes:
(1)   with respect to any series of New Notes, in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the New Notes of such series;
(2)   with respect to any series of New Notes, in whole, upon satisfaction and discharge of the Indenture with respect to the New Notes of such series;
(3)   with respect to any series of New Notes, in whole, upon a legal defeasance or covenant defeasance with respect to the New Notes of such series as set forth under “— Defeasance”;

(4)   as to any property or asset constituting Collateral that is sold or otherwise disposed of by us or any Note Guarantor, directly or indirectly, in a transaction not prohibited by the Indenture at the time of such sale or disposition;
(5)   as to any property or assets constituting Collateral owned by a Note Guarantor that is released from its Note Guarantee in accordance with the Indenture;
(6)   with respect to any series of New Notes, in whole or in part, with the consent of holders of the requisite percentage of New Notes of such series in accordance with the provisions described below under the caption “— Amendments and Waivers”;
(7)   to the extent required in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement;
(8)   in whole, upon a Collateral Release Event;
(9)   in accordance with clauses (b) and (d) of the covenant described under “— Certain Covenants — Limitation on Liens”; and
(10)   as to any Collateral at such time as such Collateral (A) no longer secures indebtedness previously secured and does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral) or (B) does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral); provided, however, that, in the case of any release in whole pursuant to clauses (1), (2) or (3) above, all amounts owing to the Trustee under the Indenture with respect to the New Notes have been paid or duly provided for.
Upon compliance by us with the conditions precedent set forth above, and delivery to the Trustee of an Officers’ Certificate and Opinion of Counsel, the Trustee and the Collateral Agent shall promptly execute and deliver such documents and other instruments and make or authorize the making of such filings and registrations as may be requested and provided by us to evidence the release and reconveyance to us or the applicable Note Guarantor of the applicable Collateral.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of CCO, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.
Notwithstanding anything to the contrary in this “Description of New Notes” section, the Issuers and the Subsidiary Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
Control over Common Collateral and Enforcement of Liens
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture:
•
is subject to the provisions of the Intercreditor Agreement;

•
in the case of assets that are subject to Permitted Liens, is subject to the terms of the agreements governing those Permitted Liens;

•
with respect to any Collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuers or a Subsidiary Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral; and

•
in the case of Collateral constituting real property, could also be significantly impaired by restrictions under applicable law.

If the net proceeds of any of the Collateral were not sufficient to repay all amounts due on the New Notes and the Indenture, the holders (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuers and the Note Guarantors.
Intercreditor Arrangements
The Collateral Agent, on behalf of the Trustee and the holders of New Notes, and the Administrative Agent, on behalf of the secured parties under the Credit Agreement and the Existing TWC Notes, are parties to the Intercreditor Agreement. Any future holders of other First Lien Obligations will be represented by their collateral agent which will become party to the Intercreditor Agreement as their authorized representative (together with the Collateral Agent and the Administrative Agent, each, an “Authorized Representative”). The Intercreditor Agreement provides for the priorities and other relative rights among the holders of the New Notes, the holders of the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes and the holders of any other First Lien Obligations, including, among other things, that:
(1)   notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on the Collateral securing the New Notes, the obligations under the Credit Agreement, the Existing Secured Notes and the Existing TWC Notes and any other First Lien Obligations, the Liens securing all such indebtedness shall be of equal priority as among the parties to the Intercreditor Agreement subject to the provisions described below with respect to Impairments;
(2)   if an event of default has occurred and is continuing under any First Lien Obligations, and any Authorized Representative for, or holder of, First Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Collateral, or receives any payment with respect to the Collateral under any other intercreditor agreement, or any distribution is made with respect to any Collateral in any insolvency or liquidation proceeding of the Issuers or any Note Guarantor, then the proceeds of any sale, collection or other liquidation of any such Collateral by the Collateral Agent, such Authorized Representative or any holders of such First Lien Obligations, as the case may be, will be applied, subject to the provisions below with respect to Impairments:
•
first, to the payment of all amounts owing to each Authorized Representative (in each case, in its capacity as such) pursuant to the terms of any documents governing First Lien Obligations;

•
second, on a ratable basis, to amounts owing to (1) the holders of the obligations under the Credit Agreement and the Existing TWC Notes, (2) the holders of the New Notes, the holders of the Existing Secured Notes and the Trustee (for allocation in accordance with the terms of the Indenture) and (3) the holders of any other First Lien Obligations; and

•
third, after payment in full of all First Lien Obligations, allocated to us and the Note Guarantors or as a court of competent jurisdiction may direct; and

(3)   the obligations in respect of the New Notes, the Credit Agreement and any other First Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture, the Credit Agreement and the documents governing such other First Lien Obligations, without affecting the Lien priority or relative rights of the holders of First Lien Obligations.
The Intercreditor Agreement also provides that only the Applicable Authorized Representative (as defined below) has the right to exercise, or refrain from exercising, any right or remedies and take any other actions with respect to the Collateral. The “Applicable Authorized Representative” shall be the Administrative Agent until the earlier of the date no obligations under the Credit Agreement are secured by the Collateral and the Non-Controlling Authorized Representative Enforcement Date (as defined below) and, thereafter, the Authorized Representative of the series of First Lien Obligations (other than any Existing TWC Notes) representing the largest principal amount outstanding of any then outstanding series of First Lien Obligations (such Authorized Representative, the “Major Non-Controlling Authorized Representative”). For purposes of the foregoing, the New Notes, together with each series of debt securities issued under the Indenture, will be deemed to be a single “series” of First Lien Obligations. The “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any representative of First Lien Obligations that is not the

Applicable Authorized Representative (each, a “Non-Controlling Authorized Representative”) in respect of any Collateral, the date that is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default with respect to the First Lien Obligations for which such Non-Controlling Authorized Representative is the Authorized Representative and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative stating that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default with respect to the First Lien Obligations for which such Non-Controlling Authorized Representative is the Authorized Representative has occurred and is continuing and (ii) the First Lien Obligations with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise); provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) (A) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (B) at any time the applicable Issuer or the applicable Note Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.
The Applicable Authorized Representative shall not be required to follow any instructions or directions with respect to the Collateral from any Non-Controlling Authorized Representative. No Authorized Representative or other holder of any First Lien Obligations (other than the Applicable Authorized Representative) will commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral, it being agreed that only the Applicable Authorized Representative shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to the Collateral.
Notwithstanding the equal priority of the Liens as among the parties to the Intercreditor Agreement, the Applicable Authorized Representative may deal with the Collateral as if the Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or other holder of First Lien Obligations may contest, protest or object to any foreclosure proceeding or action brought by Applicable Authorized Representative. The Collateral Agent and each other Authorized Representative will agree that they and the holders of the First Lien Obligations they represent will not challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any insolvency or liquidation proceeding), (a) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in the Collateral, (b) the validity, enforceability or effectiveness of any First Lien Obligations or the related security documents or (c) any of the provisions of the Intercreditor Agreement.
None of the holders of First Lien Obligations will be entitled to institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other holder of First Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of First Lien Obligations will be entitled to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided, however, that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any holder of First Lien Obligations to enforce the Intercreditor Agreement. If any holder of First Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the other First Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other holders of First Lien Obligations having a security interest in such Collateral and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the provisions described above.
Notwithstanding the foregoing, with respect to any Collateral on which a third party (other than a holder of First Lien Obligations) has a Lien that is junior in priority to the Lien of any First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the First Lien Obligations with respect to which such impairment exists. Additionally, if a court of competent jurisdiction determines that any series of First Lien Obligations is not enforceable or that the Liens securing such series of First Lien Obligations are not valid and properly perfected, the holders of such series of First Lien Obligations (and not the holders of any other series of First Lien Obligations) shall bear the consequences thereof and distributions described above will be adjusted accordingly. The provisions described above with respect to Intervening Creditors and determinations of unenforceability that result in a series of First Lien Obligations receiving lesser distributions than other series of First Lien Obligations from the Collateral are referred to herein as “Impairments” with respect to such series of First Lien Obligations.
Under the Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of the Trustee and the holders of the New Notes and each other series of First Lien Obligations upon such Collateral will automatically be released and discharged. However, any proceeds of any Collateral realized therefrom will be applied in accordance with the terms of the Intercreditor Agreement. In addition, if the Liens on any Collateral securing the Credit Agreement are released, all of the Liens on such Collateral securing the New Notes will also be released to the extent that the Liens on such Collateral securing all other Equally and Ratably Secured Indebtedness are released.
Each Authorized Representative of any series of First Lien Obligations, for itself and on behalf of the holders of First Lien Obligations of such series, will agree that, if the Issuers or any of the Note Guarantors becomes subject to a bankruptcy case and, as debtor-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, none of the holders of First Lien Obligations will be entitled to raise any objection to any such financing or to the Liens or court ordered charges, if applicable, on the Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, in each case unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the holders of First Lien Obligations represented by the Applicable Authorized Representative, each holder of First Lien Obligations not represented by the Applicable Authorized Representative will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the holders of First Lien Obligations represented by the Applicable Authorized Representative (other than any such Liens constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Lien Obligations of the holders of First Lien Obligations represented by the Applicable Authorized Representative, each holder of First Lien Obligations not represented by the Applicable Authorized Representative will confirm the priorities with respect to such Collateral as set forth in the Intercreditor Agreement), in each case so long as:
(1)   the holders of First Lien Obligations retain the benefit of their Liens on all such Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the bankruptcy case, with such Liens having the same priority with respect to Liens of the holders of any other First Lien Obligations (other than any such Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;
(2)   the holders of First Lien Obligations are granted Liens on any additional collateral provided to the holders of any other First Lien Obligations as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the holders of any other First Lien Obligations (other than any such Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;
(3)   if any amount of such DIP Financing or cash collateral is applied to repay any First Lien Obligations, such amount is applied in accordance with the provisions described above with respect to distributions from proceeds of Collateral; and

(4)   if the holders of First Lien Obligations are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with the provisions described above with respect to distributions from proceeds of Collateral; provided, however, that the holders of First Lien Obligations will have a right to object to the grant, as security for the DIP Financing, of a Lien on any assets subject to Liens in favor of holders of such First Lien Obligations that shall not constitute Collateral; and provided, further, that any holder of First Lien Obligations receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other holder of First Lien Obligations receiving adequate protection comparable to any such adequate protection granted to such holder of First Lien Obligations. All holders of First Lien Obligations shall acknowledge that the First Lien Obligations may, subject to the limitations set forth in the Security Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Intercreditor Agreement defining the relative rights of the holders of First Lien Obligations.
Certain Covenants
Limitation on Liens
(a)   CCO will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing Indebtedness For Borrowed Money, other than Permitted Liens, without effectively providing that the New Notes shall be secured, equally and ratably, on such assets of CCO or such Material Subsidiary with (or prior to) the Indebtedness For Borrowed Money so secured for so long as such Indebtedness For Borrowed Money is so secured.
(b)   Any Lien created for the benefit of the holders of the New Notes pursuant to clause (a) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the New Notes.
(c)   Additionally, prior to a Collateral Release Event, CCO will not, and will not permit any Subsidiary to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure Equally and Ratably Secured Indebtedness without effectively providing that the New Notes shall be secured equally and ratably on the assets of CCO or such Subsidiary with the Equally and Ratably Secured Indebtedness so secured for so long as such Indebtedness For Borrowed Money is so secured.
(d)   Any Lien created for the benefit of the holders of the New Notes pursuant to clause (c) immediately above will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the New Notes.
(e)   This covenant requires only equal and ratable treatment in the application of proceeds of collateral and does not require that the Trustee have any ability to control the Collateral or the enforcement of remedies.
(f)   The reference to assets in clauses (a) and (c) above means the assets of CCO or any Material Subsidiary at the time of Incurrence of the Lien.
Merger and Consolidation
CCO will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person (other than a Subsidiary Guarantor), unless:
(1)   the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not CCO) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of CCO under the New Notes and the Indenture and the Successor Company (if not CCO) shall, by supplement to the security documents, assume all obligations of CCO under the Security Documents;
(2)   immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and
(3)   CCO shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the requirements of the Indenture.
For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of CCO, which properties and assets, if held by CCO instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of CCO on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of CCO.
The Successor Company will be the successor to CCO and shall succeed to, and be substituted for, and may exercise every right and power of, CCO under the Indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations under the Indenture, any Security Documents and the Intercreditor Agreement, including the obligation to pay the principal of and interest on the New Notes.
For the avoidance of doubt, this covenant will not apply to transactions by and among CCO and its Subsidiaries.
Future Subsidiary Guarantors
Prior to the occurrence of a Collateral Release Event, CCO will cause any Subsidiary (other than the Issuer) that is an obligor of, or issues a Guarantee with respect to, any Equally and Ratably Secured Indebtedness, to, in each case, within 15 days, (1) execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the New Notes on the same terms and conditions as those set forth in the Indenture and (2) grant a Lien on its property and assets for the benefit of the holders and the Trustee, to the extent required pursuant to the covenant described under “— Limitation on Liens.”
Reports
CCO shall file with the Trustee, and transmit to holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. CCO shall also comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including each New Note Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Notwithstanding anything to the contrary set forth above, for so long as the Issuers are direct or indirect majority-owned subsidiaries of any Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common equity interests of CCO), if such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common equity interests of CCO) has furnished the holders of the New Notes or filed electronically with the SEC the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common Equity Interests of CCO) and such reports include a brief explanation (or such explanation is otherwise made available to the holders) of the material differences between the financial statements of such Parent and that of CCO, then the Issuers shall be deemed to be in compliance with this covenant.

Any information filed with the SEC and available at www.sec.gov or made available on any Parent’s website shall be deemed transmitted, filed and delivered as required under this covenant.
Events of Default
Each of the following is an Event of Default with respect to a series of New Notes:
(1)   a default in the payment of interest on the New Notes of such series when due, continued for 30 days;
(2)   a default in the payment of principal of any New Note of such series when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3)   the failure by us or any Note Guarantor to comply for 90 days after notice with its covenants or other agreements (other than those described in clauses (1) and (2) above) contained in the Indenture;
(4)   certain events of bankruptcy, insolvency or reorganization of the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary (as defined in the Base Indenture) (or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) (the “bankruptcy provisions”);
(5)   any Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or the Indenture) or any Note Guarantor denies or disaffirms its obligations in writing under its Note Guarantee; or
(6)   a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of the Indenture and the Security Documents) or any Issuer or Note Guarantor denies or disaffirms its obligations in writing under the Security Documents to which it is party.
However, a default under clause (3) will not constitute an Event of Default with respect to the New Notes of such series until the Trustee or the holders of 30% in principal amount of the outstanding New Notes of such series notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice; provided that a notice of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of default.
If an Event of Default with respect to the New Notes of such series occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the outstanding New Notes of such series may declare the principal of and accrued but unpaid interest on all the New Notes of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to the bankruptcy provisions (with respect to CCO) occurs and is continuing, the principal of and interest on all the New Notes of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the New Notes of such series. Under certain circumstances, the holders of a majority in principal amount of the outstanding New Notes of a series may rescind any such acceleration with respect to the New Notes of such series and its consequences. Any time period in the Indenture to cure any actual or alleged default or Event of Default with respect to the New Notes may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged default or Event of Default is the subject of litigation.
Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each, a “Directing holder”) must be accompanied by a written representation from each such holder to us and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the New Notes are accelerated. In addition, each Directing holder must, at the time of providing a

Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Directing holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the New Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the New Notes of the applicable series, the Issuers determine in good faith that there is a reasonable basis to believe a Directing holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee evidence that we have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the New Notes of the applicable series, the Issuers provide to the Trustee an Officers’ Certificate stating that a Directing holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuers provide the Trustee with an Officers’ Certificate that the Verification Covenant has been satisfied; provided that we shall promptly deliver such Officers’ Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officers’ Certificate stating that a Directing holder failed to satisfy its Verification Covenant) shall result in such holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such holder, the percentage of New Notes of the applicable series held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs.
The Trustee shall have no obligation to monitor or determine whether a holder is Net Short and can rely conclusively on the Officers’ Certificates delivered by us and determinations made by a court of competent jurisdiction.
Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the holders of New Notes of a series unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the Intercreditor Agreement, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a New Note of such series may pursue any remedy with respect to the Indenture or the New Notes unless:
(1)   such holder has previously given the Trustee notice that an Event of Default is continuing;
(2)   holders of at least 30% in principal amount of the outstanding New Notes of such series have requested the Trustee to pursue the remedy;
(3)   such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)   holders of a majority in principal amount of the outstanding New Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.
Subject to the terms of the Intercreditor Agreement and certain other restrictions, the holders of a majority in principal amount of the outstanding New Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the New Notes of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a New Note of such series or that would involve the Trustee in personal liability.
If a Default occurs, is continuing and is known to the Trustee, the Trustee must transmit to each holder of the New Notes of each series to which such Default applies notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any New Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the holders of the New Notes. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each Fiscal Year of CCO, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults.
Amendments and Waivers
Subject to certain exceptions, the Indenture, the Intercreditor Agreement and the Security Documents may be amended with respect to the New Notes of a series with the consent of the holders of a majority in principal amount of the New Notes of such series then outstanding (including consents obtained in connection with a tender offer or Exchange Offers for the New Notes of such series) and any past Default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the New Notes of such series then outstanding. However, without the consent of each holder of an outstanding New Note of a series affected thereby, an amendment or waiver may not, among other things:
(1)   reduce the amount of New Notes whose holders must consent to an amendment;
(2)   reduce the rate of or extend the time for payment of interest on any such New Note;
(3)   reduce the principal of or change the maturity date of any such New Note;
(4)   change the provisions applicable to the redemption of any such New Note as described under “— Optional Redemption” (other than the timing for the notice of redemption);
(5)   make any such New Note payable in money other than that stated in the New Note;
(6)   impair the right of any holder of such New Notes to receive payment of principal of and interest on such holder’s New Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s New Notes; provided, however, that an acceleration of such New Notes may be rescinded and any payment default that resulted from such acceleration may be waived by the holders of at least the percentage of aggregate principal amount of the New Notes of such series required to amend the covenant or provision contained in the Indenture or any Note Guarantee, the breach of which resulted in such acceleration; or
(7)   make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Notwithstanding the preceding, without the consent of the holders of at least 66 2∕3% in aggregate principal amount of the New Notes of a series then outstanding, no amendment or waiver may make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the Obligations in respect of the New Notes of such series on all or substantially all of the Collateral.

Notwithstanding the preceding, without the consent of any holder of the New Notes, the Issuers and the Trustee may amend the Indenture, the New Notes, the Intercreditor Agreement, any Note Guarantee or the Security Documents:
(1)   to cure any ambiguity, mistake, omission, defect or inconsistency;
(2)   to provide for the assumption by a successor Person of the obligations of the Issuers or any Note Guarantor under the Indenture or the Security Documents;
(3)   to provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are described in Section 163(f)(2)(B) of the Code);
(4)   to add Guarantees with respect to the New Notes or to add additional Collateral to secure the New Notes and the Note Guarantees;
(5)   to add to the covenants of the Issuers or any Note Guarantor for the benefit of the holders of the New Notes or to surrender any right or power conferred upon the Issuers or any Note Guarantor;
(6)   to make any change that does not adversely affect the rights of any holder;
(7)   to conform the text of the Indenture, the New Notes, any Note Guarantee, the Intercreditor Agreement or any Security Document to any provision of this “Description of New Notes”;
(8)   to make any amendment to the provisions of the Indenture relating to the transfer and legending of New Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in New Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer New Notes;
(9)   to release Collateral from the Lien securing the New Notes when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;
(10)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
(11)   to release a Note Guarantor pursuant to the terms of the Indenture; or
(12)   to make any amendment to the provisions of the Indenture or the New Notes to eliminate the effect of any Accounting Change or in the application thereof as described in the last paragraph of the definition of “GAAP.”
The consent of the holders of the New Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indenture becomes effective, the Issuers are required to transmit to holders of the New Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the New Notes, or any defect therein, will not impair or affect the validity of the amendment.
Transfer
The New Notes will be issued in registered form and will be transferable only upon the surrender of the New Notes being transferred for registration of transfer. The Issuers may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.
Satisfaction and Discharge
When (1) the Issuers deliver to the Trustee all outstanding New Notes of a series for cancelation or (2) all outstanding New Notes of a series have become due and payable, whether at maturity or on a redemption date as a result of the transmitting of a notice of redemption, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee money, U.S. Government Obligations or any combination thereof sufficient to pay at maturity or upon redemption all outstanding New Notes of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable under the Indenture by us with respect to such series of New Notes, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to such series of New Notes.
Defeasance
At any time, the Issuers may terminate all their obligations under the Indenture with respect to a series of New Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes of such series to replace mutilated, destroyed, lost or stolen New Notes, and to maintain a registrar and paying agent in respect of the New Notes of such series.
In addition, at any time the Issuers may, with respect to a series of New Notes, terminate their obligations under the covenants described under “— Certain Covenants” (other than the covenant described under the subheading “— Merger and Consolidation”), and the operation of the bankruptcy provisions with respect to Subsidiary Guarantors and the security default provision described under “— Events of Default” above (“covenant defeasance”).
The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option with respect to a series of New Notes, payment of the New Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option with respect to a series of New Notes, payment of the New Notes of such series may not be accelerated because of an Event of Default specified in clause (3), (4) (with respect only to Subsidiary Guarantors) or (5) under “— Events of Default” above. If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of New Notes, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents related to the New Notes of such series.
In order to exercise either of our defeasance options with respect to a series of New Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations or any combination thereof for the payment of principal and interest on the New Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel to the effect that beneficial owners of the New Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law) and (2) an Opinion of Counsel in the jurisdiction of organization of the Issuers (if other than the United States) to the effect that beneficial owners of the New Notes of such series will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Issuers have appointed The Bank of New York Mellon Trust Company, N.A. as registrar and paying agent with regard to the New Notes.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict within 90 days or resign.

The holders of a majority in principal amount of the outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of New Notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of an Issuer or any Note Guarantor or any of their parent companies or subsidiaries will have any liability for any obligations of the Issuers or any Note Guarantor under the New Notes, any Note Guarantee, any Security Document, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the New Notes and (subject to certain exceptions) the Security Documents will be governed by, and construed in accordance with, the laws of the State of New York.
Global Notes
The New Notes will be issued in global form that will be deposited with, or on behalf of, DTC (in such capacity, the “Depository”). Unless and until DTC exchanges a global note in whole or in part for the individual New Notes it represents, DTC may not transfer a global note. However, DTC, its nominees and their successors may transfer a global note as a whole to one another.
Upon the issuance of a global note, DTC or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual New Notes represented by that global note to the accounts of persons that have accounts with DTC (“Participants”). The Issuers will designate such accounts. We will limit ownership of beneficial interests in such global note to Participants or persons that may hold interests through Participants. DTC or its nominee will maintain records showing the Participants’ ownership of and transfers of beneficial interests in global notes. Each Participant will maintain records showing the ownership of and transfers of beneficial interests in global securities held through that Participant. Transfers in ownership must be shown on these records to be effective. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any New Note (including any transfers between or among Participants, members or beneficial owners in any global note).
So long as DTC or its nominee is the registered owner of a global note, we will consider DTC or its nominee the sole owner or holder of the New Notes represented by the global note for all purposes. Except as described below, if you own a beneficial interest in a global security:
•
you cannot have New Notes registered in your own name;

•
you cannot receive physical certificates for your interest in the New Notes; and

•
you will not be considered an owner or holder of New Notes under the Indenture, and therefore must look to your own bank or brokerage firm for payments on the New Notes and protection of your legal rights relating to the New Notes.

We will make payments with respect to the New Notes represented by a global note registered in the name of a Depository to the Depository. The Issuers, the Note Guarantors, any trustee, any paying agent, the security registrar or any transfer agent for the New Notes represented by a global note or any of their agents will not be responsible or liable for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any actions taken or not taken by DTC. The rights of beneficial owners in any global note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. Each of the Issuers, the Note Guarantors, any trustee, any Paying Agent, the security registrar and any transfer agent for New Notes represented by a global note and any of their agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
Additional Information
Anyone who receives this prospectus may obtain a copy of the Indenture, Registration Rights Agreement, the Security Documents and the Intercreditor Agreement without charge by writing to us at 400 Washington Boulevard, Stamford, Connecticut 06902, Attention: Corporate Secretary.
Certain Definitions
“Accounts” has the meaning ascribed to such term in the Applicable UCC.
“Additional Collateral” means all of the following property of CCO or any Subsidiary Guarantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.
“Administrative Agent” means the administrative agent under the Credit Agreement, or any successor thereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Applicable UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware, except as otherwise provided in the Security Documents.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor thereto.
“Business Day” means each day which is not a Legal Holiday.
“CCH” means Charter Communications Holdings, LLC, a Delaware limited liability company, together with its successors.
“CCH I” means, collectively, CCH I, LLC, a Delaware limited liability company, and CCH I Capital Corp., a Delaware corporation, together with its successors.
“CCH II” means, collectively, CCH II, LLC, a Delaware limited liability company, and CCH II Capital Corp., a Delaware corporation, together with their successors.
“CCHC” means Charter Communications Holding Company, LLC, a Delaware limited liability company, together with its successors.
“Charter Group” means the collective reference to the Designated Holding Companies, CCO and its Subsidiaries.

“Chattel Paper” has the meaning ascribed to such term in the Applicable UCC.
“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.
“CoBank Equities” means any of CCO’s stock, patronage refunds issued in the form of stock or otherwise constituting allocated units, patronage surplus (including any such surplus accrued by CoBank for the account of CCO) and other equities in CoBank acquired in connection with, or because of the existence of, CCO’s patronage loan from CoBank (or its affiliate), and the proceeds of any of the foregoing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure Obligations in respect of the New Notes pursuant to the Security Documents.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.
“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the New Notes and the Note Guarantees) and (B) the Issuers have delivered an Officers’ Certificate to the Trustee certifying that the condition set forth in clause (A) above is satisfied.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Equity Interests or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, which, for the avoidance of doubt, may, at our option, be calculated on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any assets acquired or to be acquired on or before the date of calculation.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 26, 2019, as amended by Amendment No. 1 on October 24, 2019, as amended by Amendment No. 2 on May 26, 2022, as amended by Amendment No. 3 on February 10, 2023, as amended by Amendment No. 4 on March 23, 2023, as amended by Amendment No. 5 on December 7, 2023 and as amended by Amendment No. 6 on December 3, 2024, by and among CCO Holdings, LLC, a Delaware limited liability company, as holdings, Charter Communications Operating, LLC, a Delaware limited liability company, as the borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the New Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the New Notes and/or the creditworthiness of the Issuers (the “Performance References”).

“Designated Holding Companies” means Charter Communications, Inc. and certain of its subsidiaries that are direct or indirect owners of Equity Interests of the Issuers.
“Designated Parent Companies” means Charter Communications, Inc., CCH II, CCH and CCHC.
“Documents” has the meaning ascribed to such term in the Applicable UCC.
“Domestic Subsidiary” means each Subsidiary other than a Foreign Subsidiary.
“Equally and Ratably Secured Indebtedness” means all Indebtedness For Borrowed Money of an Issuer or a Material Subsidiary of CCO that is secured by any Lien on any assets of CCO or any of its Material Subsidiaries that is not a Permitted Lien.
“Equipment” has the meaning ascribed to such term in the Applicable UCC.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of Equity Interests of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing Cox Notes” means the previously issued debt securities of Cox Communications outstanding on the date hereof.
“Existing Secured Notes” means the previously issued debt securities of the Issuers outstanding on the date hereof.
“Existing TWC Notes” means any debt securities of Time Warner Cable, LLC or any of its Subsidiaries (other than debt securities held by Time Warner Cable, LLC or any of its Subsidiaries) outstanding on the Issue Date.
“First Lien Obligations” means Obligations under the New Notes, the Existing Secured Notes, the Credit Agreement (including related secured interest rate agreements), the Existing TWC Notes, the Existing Cox Notes and each other type of outstanding (now or in the future) Indebtedness For Borrowed Money that has a pari passu Lien on the Collateral with the obligations under the New Notes, the holders of which are subject to the Intercreditor Agreement.
“Fiscal Year” means the fiscal year of the entity, which in the case of CCO, at the date hereof ends on December 31.
“Fixtures” has the meaning ascribed to such term in the Applicable UCC.
“Foreign Subsidiary” means any (i) Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) Subsidiary of a Person described in clause (i) of this definition.
“Foreign Subsidiary Voting Equity Interests” means the voting Equity Interests of any Foreign Subsidiary described in clause (i) of the definition thereof.
“GAAP” means generally accepted accounting principles in the United States which are in effect on July 23, 2015; provided that at any time after the Issue Date, the Issuers may elect to establish that GAAP shall mean the GAAP as in effect on a date that is on or after the Issue Date and on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Issuers to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to our election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that we may only make such election if they also elect to report any subsequent financial reports required to be made by us, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the holders.
If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in the Indenture (an “Accounting Change”), then the Issuers may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.
“General Intangibles” has the meaning ascribed to such term in the Applicable UCC.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Grantors” means the Issuers and the Subsidiary Guarantors.
“Guarantee” means, (i) when used as a noun, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money or other obligations, and (ii) when used as a verb, to enter into a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money.
“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Note Guarantor guarantees our obligations with respect to the New Notes on the terms provided for in the Indenture.
“holder” means the Person in whose name a New Note or Original Note, as applicable, is registered on the registrar’s books. “Increased Amount” means any increase in the amount of Indebtedness For Borrowed Money in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional indebtedness with the same terms, and accretion of original issue discount and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness.
“Incur” means issue, assume, enter into a Guarantee, incur or otherwise become liable for. The term “incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.
“Instruments” has the meaning ascribed to such term in the Applicable UCC.
“Intellectual Property” means the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations” means all obligations, whether constituting General Intangibles or otherwise, owing to an Issuer or any Subsidiary Guarantor by certain affiliates thereof.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 18, 2016, by and among the Collateral Agent, the Administrative Agent and each additional Authorized Representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Inventory” has the meaning ascribed to such term in the Applicable UCC.
“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Equity Interests excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“Investments” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or any purchase of Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a significant part of a business unit of, or any other investment in, any Person.
“Issue Date” means with respect to each series of New Notes, the Expiration Date.
“Junior Lien Intercreditor Agreement” means a customary intercreditor agreement in form reasonably satisfactory to the Administrative Agent, Collateral Agent and CCO, pursuant to which, inter alia, any Lien that is intended to be subordinated to the Lien securing the Notes Obligations, is so subordinated.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
“Lien” means any mortgage, pledge, security interest or lien; provided, however, that in no event shall a lease be deemed to constitute a Lien.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Material Subsidiary” means any Person that is a Domestic Subsidiary if, at the end of the most recent fiscal quarter of CCO, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other Investments in, such Person held by CCO and its Subsidiaries exceeded 10% of CCO’s Consolidated Net Worth. A Securitization Subsidiary shall not be considered a Material Subsidiary.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its New Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Issuer immediately prior to such date of determination.
“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.
“Non-Recourse Subsidiary” has the meaning provided in the Credit Agreement on the Issue Date (which term is generally defined as certain Subsidiaries of CCO that are not obligors under the Credit Agreement, are not subject to certain of the restrictions in the Credit Agreement and whose financial position and results of operations are excluded from calculations under the Credit Agreement).
“Note Guarantee” means a Guarantee by a Note Guarantor of our obligations with respect to the New Notes.

“Note Guarantor” means a Subsidiary Guarantor and CCO Holdings, LLC.
“Notes Obligations” means Obligations in respect of the New Notes or any Note Guarantee.
“Obligations” means, with respect to any Indebtedness For Borrowed Money, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness For Borrowed Money.
“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of any Issuer.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to us.
“Parent” means (i) any of the Designated Parent Companies, CCO Holdings, LLC and each of their respective successors (by way of conversion, merger and amalgamation), and/or any direct or indirect Subsidiary of the foregoing a majority of the Equity Interests of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns a majority of the Equity Interests of CCO Holdings, LLC, and any successor Person to any of the foregoing, and (ii) any holding company of the foregoing where the direct or indirect holders of the voting stock of such holding company immediately following the transaction where the holding company became a holding company are substantially the same as the holders of our voting stock immediately prior to that transaction.
“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Performance References” has the meaning set forth for such term in the definition of Derivative Instrument.
“Permitted Liens” means:
(1)   Liens Incurred by Subsidiaries of CCO to secure Indebtedness For Borrowed Money of such Subsidiaries to CCO or to one or more other Subsidiaries of CCO;
(2)   Liens existing on the Issue Date (other than Liens securing obligations under the Credit Agreement, the Existing Secured Notes, or the Existing TWC Notes);
(3)   Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) affecting property of a Person existing at the time it becomes a Subsidiary of CCO or at the time it merges into or consolidates with CCO or a Subsidiary of CCO or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to CCO or any of its Subsidiaries;
(4)   Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) on property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;
(5)   Liens on any property (including, for the avoidance of doubt, any fixed or capital assets) to secure all or part of the cost of acquisition thereof, improvements thereon or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such acquisitions, improvements or construction;
(6)   Liens on shares of stock, indebtedness or other securities or assets of a Person that is not a Subsidiary of CCO;

(7)   any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens described in clauses (2), (3), (4), (5), (6), (9), (10), (11), (12), (13), (14), (15), (16), (17) and (18) (it being understood that any such Liens described in clause (10) extended, renewed or replaced shall still be deemed outstanding for the purposes of such clause (10) and permitted thereunder), of this definition, for amounts not exceeding the principal amount of the Indebtedness For Borrowed Money secured by the Lien so extended, renewed or replaced (plus an amount equal to any premiums, accrued interest, fees and expenses payable in connection therewith); provided, however, that such extension, renewal or replacement Lien is limited to all or a part of the same assets that were covered by the Lien extended renewed or replaced (plus improvements on such assets and any Liens on assets that could have secured the Indebtedness For Borrowed Money pursuant to written agreements and instruments existing at the time);
(8)   with respect to the New Notes of each series, Liens securing Obligations in respect of the New Notes of each series and the Note Guarantees thereof and Liens in favor of the Trustee;
(9)   Liens resulting from progress payments or partial payments under U.S. government contracts or subcontracts;
(10)   Liens arising or existing in connection with Indebtedness For Borrowed Money in an aggregate principal amount not exceeding at the time such Lien is issued, created or assumed the greater of (a) 15% of the Consolidated Net Worth of CCO and (b) $7 billion;
(11)   Liens securing the Increased Amount of Indebtedness For Borrowed Money so long as the Lien securing such Indebtedness For Borrowed Money was permitted under the Indenture;
(12)   Liens arising under or in connection with any sale and leaseback transaction;
(13)   deposits made to secure the performance of bids, tenders, trade contracts, leases, statutory or regulatory obligations, surety and appeal bonds, bankers acceptances, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case excluding obligations for borrowed money;
(14)   junior Liens on assets constituting Collateral under the Security Documents securing indebtedness of CCO, any Issuer or any Note Guarantor, which Lien shall be subordinated to the Liens securing the Notes Obligations pursuant to a Junior Lien Intercreditor Agreement;
(15)   CoBank’s Liens (including the right of setoff) in the CoBank Equities and in any cash patronage;
(16)   Liens incurred by CCO Holdings, the Issuers or any Note Guarantor to secure Indebtedness For Borrowed Money of such entity to and/or in favor of any Issuer, any Note Guarantor or one or more Subsidiaries of any Issuer or Note Guarantor;
(17)   Liens on Equity Interests, Indebtedness or other securities or assets of a Person that is not a Subsidiary of any Issuer; and
(18)   Liens in connection with grants or subsidies from Governmental Authorities.
“Permitted Securitization Financing” means any financing arrangement or factoring of Securitization Assets (defined below) by CCO or any Subsidiary or any securitization facility of any Securitization Subsidiary of CCO, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to CCO or any Subsidiary (other than any Securitization Subsidiary) in connection therewith.
“Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged LLC Interests” means, in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(1)   any Securities Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Securities Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a holder of interests in any such Securities Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(2)   any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Securities Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Securities Issuer;
(3)   any other property of any such Securities Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Securities Issuer by way of distribution, return of capital or otherwise;
(4)   any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Securities Issuer;
(5)   the organizational documents of any such Securities Issuer;
(6)   all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Securities Issuer to such Grantor while the Collateral Agreement is in effect; and
(7)   to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Notes” means, with respect to us and the Subsidiary Guarantors, any promissory note evidencing loans made by any Grantor to any member of the Charter Group.
“Pledged Partnership Interests” means, in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(1)   any Securities Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Securities Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Securities Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(2)   any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Securities Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;
(3)   any other property of any such Securities Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Securities Issuer by way of distribution, return of capital or otherwise;
(4)   any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Securities Issuer;
(5)   the partnership agreement or other organizational documents of any such Securities Issuer;
(6)   all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Securities Issuer to such Grantor while the Collateral Agreement is in effect; and
(7)   to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Securities” means the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.
“Pledged Stock” means the Equity Interests identified as such under the collateral agreement, dated May 18, 2016 (the “Collateral Agreement”) between the Issuers, the other grantors party thereto and the

Collateral Agent, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests with respect to us and any Subsidiary Guarantor, of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by, an Issuer or any Subsidiary Guarantor including, in any event, the Pledged LLC Interests and the Pledged Partnership Interests.
“Principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.
“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.
“Refinance” means, in respect of any Indebtedness For Borrowed Money, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness For Borrowed Money in exchange or replacement for, such Indebtedness For Borrowed Money. “Refinancing” shall have a correlative meaning.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to us or their Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the New Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the New Notes.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Issuers” means the collective reference to each issuer of any Pledged Securities. “Securitization Assets” means accounts receivable, loans, mortgages, royalties, other rights to payment, supporting obligations therefor, proceeds therefrom and other related assets customarily disposed of or pledged in connection with non-recourse receivables financings or factorings or securitization facilities (as determined in good faith by CCO).
“Securitization Subsidiary” means any Subsidiary formed by CCO or any of its other Subsidiaries solely for purposes of consummating any Permitted Securitization Financing and which holds no material assets other than Securitization Assets and which is engaged in no material activities other than those related to such Permitted Securitization Financing.
“Security Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Trustee and the holders.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by CCO or any Subsidiary of CCO that CCO has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)   such Person;
(2)   such Person and one or more Subsidiaries of such Person; or
(3)   one or more Subsidiaries of such Person.
Unless otherwise specified, each reference to a Subsidiary will refer to a Subsidiary of CCO.
“Subsidiary Guarantor” means each Subsidiary of CCO that executes the Indenture as a guarantor and each other Subsidiary of CCO that thereafter guarantees the New Notes pursuant to the terms of the Indenture until released from its Note Guarantee.
“Supporting Obligations” has the meaning ascribed to such term in the Applicable UCC.
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.
“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than (i) directors’ qualifying shares required by law or (ii) in the case of CC VIII, LLC, the CCVIII Interest (as defined in the Credit Agreement)) are owned by such Person directly or through other Wholly Owned Subsidiaries or a combination thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations relating to the Exchange Offers and ownership and disposition of the New Notes acquired in the Exchange Offers but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, official administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date of this document, and all of which are subject to change or differing interpretations. Changes in such rules or differing interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax considerations discussed below. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not challenge any of the conclusions set forth herein.
This summary assumes that holders hold their Original Notes and will hold the New Notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation or other tax considerations that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address U.S. federal income tax considerations applicable to holders that may be subject to special tax rules, such as banks or other financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in currencies or securities that use a mark-to-market method of tax accounting, former citizens or residents of the United States, governments and their controlled entities, persons subject to the personal holding company or accumulated earnings rules, taxpayers subject to the anti-inversion rules, taxpayers subject to the alternative minimum tax, U.S. holders who hold their Original Notes or New Notes through non-U.S. brokers or other non-U.S. intermediaries and persons subject to special tax accounting rules as a result of any item of gross income with respect to the Original Notes or New Notes being taken into account in an “applicable financial statement” (as defined in section 451 of the Code). This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or other integrated transaction, or situations in which the “functional currency” of a U.S. holder is not the U.S. dollar. Moreover, this summary also does not discuss any consequences resulting from the Medicare tax on net investment income or the effect of any applicable U.S. federal tax laws other than income tax laws (e.g., estate or gift tax laws), or any state, local or non-U.S. tax laws.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Original Notes or will hold the New Notes, the U.S. federal income tax considerations relating to the Exchange Offers and the ownership and disposition of the New Notes acquired in the Exchange Offers generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner in a partnership holding notes, then you (and your partners) should consult your own tax advisors regarding the tax consequences relating to the Exchange Offers and the ownership and disposition of the New Notes acquired in the Exchange Offers.
Consequences of Tendering Original Notes
The exchange of your Original Notes for New Notes in the Exchange Offers should not constitute an exchange for U.S. federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Original Notes. Accordingly, the Exchange Offers should have no U.S. federal income tax consequences to you if you exchange your Original Notes for New Notes. For example, there should be no change in your tax basis and your holding period should carry over to the New Notes. In addition, the U.S. federal income tax consequences of holding and disposing of your New Notes should be the same as those applicable to your Original Notes.
THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THE EXCHANGE OFFERS AND THE OWNERSHIP AND DISPOSITION

OF THE NEW NOTES ACQUIRED IN THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

PLAN OF DISTRIBUTION
A broker-dealer that is the holder of Original Notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from us or any of our affiliates may exchange such Original Notes for New Notes pursuant to the Exchange Offers. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after consummation of the Exchange Offers or such time as any broker-dealer no longer owns any registrable securities, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. All dealers effecting transactions in the New Notes will be required to deliver a prospectus.
We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after consummation of the Exchange Offers (or, if earlier, until such time as any broker-dealer no longer owns any registrable securities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents by written notice to us or the Exchange Agent. The Issuers and the Note Guarantors have agreed, jointly and severally, to pay all expenses incident to the Exchange Offers and to our performance of, or compliance with, the Registration Rights Agreement (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
Certain legal matters in connection with the Exchange Offers will be passed upon for the Issuers and the Note Guarantors by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of CCO Holdings, LLC as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, LLP, independent registered public accounting firm, appearing in the CCO Holdings, LLC Annual Report Form 10-K filed with the SEC on January 30, 2026, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Cox Communications as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report appearing in our Current Report on Form 8-K, filed with the SEC on July 23, 2026, incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION
The Information Agent will provide without charge to each holder to whom this prospectus is delivered, upon the written or verbal request of such holder, a copy of any and all documents incorporated by reference into this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Information Agent at its address and telephone number set forth on the back cover of this prospectus.

Questions regarding tender procedures and requests for assistance should be directed to the Exchange Agent at the address set forth below. Any requests for assistance in connection with the Exchange Offers or for additional copies of this exchange offer prospectus or related materials should be directed to the Information Agent at the address or telephone numbers set forth below. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.
The Exchange and Information Agent for the Exchange Offers is:
The Bank of New York Mellon Trust Company, N.A.
The Bank of New York Mellon Trust Company, N.A.
c/o BNY Mellon
500 Ross Street, Suite 625
Pittsburgh, Pennsylvania 15262
Attention: Paris Gibbs
Telephone: (412) 236-1139
Email: CT_REORG_UNIT_INQUIRIES@bny.com